Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223172

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A Common Stock, $0.01 par value per share	$750,000,000	$97,350(2)

(1)

Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2018 (File No. 333-223172), as amended by the Post-Effective Amendment No. 1 on Form S-3, filed with the SEC on September 5, 2019 (as amended, the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

(2)

On September 27, 2019, Healthcare Trust of America, Inc. (“HTA”) filed a prospectus supplement under the Registration Statement relating to HTA’s offer and sale from time to time of HTA’s Class A Common Stock, $0.01 par value per share (the “Class A Shares”), having an aggregate offering price of up to $447,330,154 under an “at-the-market” program (the “ATM Program”), which is the subject of this prospectus supplement. As of the date of this prospectus supplement, Class A Shares having an aggregate offering price of up to $28,905,057 remain unsold under the ATM Program. Pursuant to Rule 457(p) under the Securities Act, HTA hereby offsets $3,503.30 of such previously paid filing fee with respect to unsold Class A Shares against the total amount of the registration fee due for registration of the Class A Shares pursuant to this offering.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 5, 2019)

$750,000,000

Class A Common Stock

This prospectus supplement relates to the issuance and sale of shares of our Class A common stock, par value $0.01 per share, or our Class A Shares, having an aggregate offering price of up to $750,000,000, from time to time through Wells Fargo Securities, LLC, BMO Capital Markets Corp., BofA Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC and MUFG Securities Americas Inc., in their capacity as sales agents or as forward sellers, as described below. We refer to these entities, when acting in their capacity as sales agents, individually as a “sales agent” and collectively as “sales agents.” These sales, if any, will be made pursuant to the terms of separate equity distribution agreements (as amended, collectively, the “equity distribution agreements”) between us and each of the sales agents, forward sellers and forward purchasers (as described below).

Our Class A Shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “HTA.” On November 26, 2019 the last reported sales price of our Class A Shares on the NYSE was $30.35 per share.

The equity distribution agreements provide that, in addition to the issuance and sale of Class A Shares by us through the sales agents, we also may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations, in each case, as amended, between us and each of Wells Fargo Bank, National Association, Bank of Montreal, Jefferies LLC, JPMorgan Chase Bank, National Association, London Branch, Bank of America, N.A., and MUFG Securities EMEA plc. We refer to these entities, when acting in this capacity, individually as a “forward purchaser” and collectively as “forward purchasers.” We refer to the sales agents, when acting as agents for the forward purchasers, individually as a “forward seller” and collectively as “forward sellers.” In connection with each particular forward sale agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant forward seller, sell a number of shares of our common stock equal to the number of Class A Shares underlying the particular forward sale agreement. In no event will the aggregate number of Class A Shares sold through the sales agents and forward sellers under the equity distribution agreements and under any forward sale agreements, respectively, have an aggregate sales price in excess of $1,221,094,943, inclusive of Class A Shares having an aggregate offering price of $471,094,943 sold under the equity distribution agreements and any forward sale agreements and related supplemental confirmations prior to the date of this prospectus supplement.

We will not initially receive any proceeds from the sale of borrowed shares of Class A Shares by a forward seller. We expect to fully physically settle each particular forward sale agreement with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of Class A Shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or Class A Shares (in the case of net share settlement) to the relevant forward purchaser.

The sales, if any, of our Class A Shares under this prospectus supplement and the accompanying prospectus, will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the NYSE, the existing trading market for our Class A Shares, or sales made to or through a market maker or through an electronic communications network. In addition, our Class A Shares may be offered and sold by such other methods, including privately negotiated transactions, as we and any sales agent (and related forward seller and forward purchaser) agree to in writing. The sales agents and forward sellers will make all sales on a best efforts basis using their commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us.

Under the terms of the equity distribution agreements, we may also sell our Class A Shares to the sales agents, as principals for their own accounts, at a price to be agreed upon at the time of sale. If we sell our Class A Shares to a sales agent, as a principal, we will enter into a separate terms agreement with that sales agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

The compensation to the sales agents for sales of Class A Shares will be 1.5% of the gross sales price of all Class A Shares sold through the sales agents from time to time under the relevant equity distribution agreement. In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, 1.5% of the gross sales price of all borrowed Class A Shares sold during the applicable forward hedge selling period by it as a forward seller. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

The sales agents, forward purchasers and/or forward sellers may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents or the forward seller in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreements to indemnify the sales agents, forward sellers and forward purchasers against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents, forward sellers and forward purchasers may be required to make because of those liabilities, all as more particularly set forth in the equity distribution agreements.

We are a Maryland corporation and have elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. In order to help maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, limits ownership and transfer of our Class A Shares by any person to not more than 9.8% in value of our outstanding capital stock and 9.8% in value or in number of shares of our outstanding common stock, whichever is more restrictive.

Investing in our Class A Shares involves a high degree of risk. Before investing in our Class A Shares, you should read and carefully consider the “Risk Factors” beginning on page S-7 of this prospectus supplement, page 6 of the accompanying prospectus and those under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and under Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q, as applicable, which information is incorporated by reference in this prospectus supplement, and the additional risks and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	BMO Capital Markets	BofA Securities	Jefferies	J.P. Morgan	MUFG

The date of this prospectus supplement is November 29, 2019.

This document consists of two parts. The first part is this prospectus supplement, which relates to the offer and sale from time to time of our Class A Shares and the entering into from time to time of forward sale agreements, and which also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to any potential sale of our Class A Shares or the entering into of forward sale agreements. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the sales agents, the forward sellers and

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the forward purchasers have not, authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. No action is being taken in any jurisdiction outside the United States to permit a public offering of securities or possession or distribution of this prospectus supplement or the accompanying prospectus in such jurisdiction. The offering of securities may be restricted by law in certain non-U.S. jurisdictions. This prospectus supplement is not an offer to sell nor does it seek an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents or on the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and any documents we incorporate by reference herein constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building, or MOB, market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or of any such document incorporated by reference herein, as applicable. We cannot guarantee the accuracy of any such forward-looking statements contained in this prospectus supplement or any documents we incorporate by reference herein, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. The following factors, as well as any cautionary language in this prospectus supplement and any documents we incorporate by reference herein, provide examples of certain risks, uncertainties and events that could cause actual events or results to differ materially from those presented in our forward-looking statements:

•	our ability to effectively deploy proceeds of offerings of securities;

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition and development of medical office buildings and other facilities that serve the healthcare industry;

•	our ability to acquire or develop real properties, and to successfully operate those properties once acquired or developed;

•	economic fluctuations in certain states in which our property investments are geographically concentrated;

•	financial stability and solvency of our tenants, including the ability and willingness of our tenants or borrowers to satisfy their obligations under their respective contractual arrangements with us;

•

the ability and willingness of our tenants to renew their leases with us upon expiration of the leases or our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant;

•	fluctuations in reimbursements from third-party payors such as Medicare and Medicaid;

•	supply and demand for operating properties in the market areas in which we operate;

•	changes in operating expenses of our properties including, but not limited to, expenditures for property taxes, property and liability insurance premiums, and utility rates;

•	our ability and the ability of our tenants to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

•

restrictive covenants on certain of our properties subject to ground leases that may restrict or limit the uses of our properties and the types of tenants we are able to lease to, and our ability to attract new tenants;

•	the impact from damage to our properties from, or increased operating costs associated with, catastrophic weather and other natural events and the physical effects of climate change;

•	retention of our senior management team and our ability to attract and retain qualified key personnel;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	changes in interest rates, including changes as a result of the potential phasing out of the London Inter-bank Offered Rate (“LIBOR”);

•	the availability of capital and financing;

•	restrictive covenants in our existing credit facilities;

•	changes in our credit ratings;

•	our ability to remain qualified as a REIT;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs; and

•

the factors included in this prospectus supplement and any documents we incorporate by reference herein, including those set forth in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as applicable, under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, you are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

SUMMARY

This summary highlights key information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all the information that may be important to you. Before making an investment decision, you should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes as well as the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act. Unless otherwise indicated, references in this prospectus supplement to “we,” “our,” “us” or “our company” refer to Healthcare Trust of America, Inc., a Maryland corporation, and its consolidated subsidiaries.

Our Company

We are the largest publicly-traded REIT focused on MOBs in the U.S. as measured by the Gross Leasable Area (“GLA”) of our MOBs. We conduct substantially all of our operations through Healthcare Trust of America Holdings, LP, our direct subsidiary (the “Partnership”). We invest in MOBs that we believe will serve the future of healthcare delivery and MOBs that are primarily located on health system campuses, near university medical centers or in core community outpatient locations. We also focus on key markets that have certain demographic and macro-economic trends and where we can utilize our institutional full-service operating platform to generate strong tenant and health system relationships and operating cost efficiencies. Our primary objective is to maximize stockholder value with disciplined growth through strategic investments that provide an attractive risk-adjusted return for our stockholders by consistently increasing our cash flow. In pursuing this objective, we: (i) seek internal growth through proactive asset management, leasing, building services and property management oversight; (ii) target accretive acquisitions and developments of MOBs in markets with attractive demographics that complement our existing portfolio; and (iii) actively manage our balance sheet to maintain flexibility with conservative leverage. Additionally, from time to time we consider, on an opportunistic basis, significant portfolio acquisitions that we believe fit our core business and could enhance our existing portfolio.

Since 2006 through September 30, 2019, we have invested $7.0 billion primarily in MOBs, development projects, land and other healthcare real estate assets consisting of approximately 23.7 million square feet of GLA throughout the U.S. Approximately 67% of our portfolio was located on the campuses of, or adjacent to, nationally and regionally recognized healthcare systems. Our portfolio is diversified geographically across 33 states, with no state having more than 20% of our total GLA as of September 30, 2019. We are concentrated in 20 to 25 key markets that are experiencing higher economic and demographic trends than other markets, on average, that we expect will drive demand for MOBs. As of September 30, 2019, we had approximately 1 million square feet of GLA in nine of our top 20 markets and approximately 93% of our portfolio, based on GLA, is located in the top 75 metropolitan statistical areas, with Dallas, Houston, Boston, Tampa and Atlanta being our largest markets by investment.

Our principal executive offices are located at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254 and our telephone number is (480) 998-3478. We maintain a website at www.htareit.com, at which there is additional information about us. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document that we file with or furnish to the SEC.

The Offering

Issuer	Healthcare Trust of America, Inc.

NYSE Symbol for our Class A Shares	HTA.

Use of Proceeds	We intend to use the net proceeds (i) from issuances and sales of Class A Shares through the sales agents, and (ii) if any, upon the settlement of any forward sale agreements pursuant to this prospectus supplement for general corporate purposes, including, without limitation, funding future acquisitions, working capital, share repurchases and repayment of debt. See “Use of Proceeds.”

Accounting Treatment of Forward Sales	In the event that we enter into any forward sale agreements, we expect that before the issuance of Class A Shares, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of Class A Shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of Class A Shares that would be issued upon full physical settlement of that particular forward sale agreement over the number of Class A Shares that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our Class A Shares is above the applicable adjusted forward sale price under that particular forward sale agreement, subject to increase or decrease based on the federal funds rate, less a spread, and subject to decrease by amounts related to expected dividends on our Class A Shares during the term of that particular forward sale agreement. However, if we physically or net share settle a particular forward sale agreement, the delivery by us of Class A Shares would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.

Restrictions on Ownership and Transfer

Our charter, subject to certain exceptions, limits ownership and transfer of our Class A Shares by any person to not more than 9.8% in value of our outstanding capital stock and 9.8% in value or in number of shares of our outstanding common stock, whichever is more restrictive. See “Description of Healthcare

Trust of America, Inc. Capital Stock—Restrictions on Ownership and Transfer of Shares” in the accompanying prospectus.

Conflicts of Interest	We expect that all of the proceeds of any Class A Shares sold by a forward seller will be paid to the related forward purchaser, in which case such forward purchaser or its affiliate may receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Pursuant to that rule, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because our Class A Shares have a “bona fide public market” (as such terms are defined in FINRA Rule 5121).

Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, and Bank of America, N.A., an affiliate of BofA Securities, Inc., two of the sales agents participating in this offering, are syndication agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility. In addition, Bank of Montreal, an affiliate of BMO Capital Markets Corp., and MUFG Bank, Ltd., an affiliate of MUFG Securities Americas Inc., two of the sales agents participating in this offering, are documentation agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility, and JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the sales agents participating in this offering, is the administrative agent and a lender under our $1.3 billion unsecured revolving credit and term loan facility. Wells Fargo Bank, N.A. and Bank of America, N.A., two of the forward purchasers participating in this offering, are syndication agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility. In addition, Bank of Montreal, one of the forward purchasers participating in this offering, and MUFG Bank, Ltd., an affiliate of MUFG Securities EMEA plc, another of the forward purchasers participating in this offering, are documentation agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility, and JP Morgan Chase Bank, N.A., one of the forward purchasers participating in this offering, is the administrative agent and a lender under our $1.3 billion unsecured revolving credit and term loan facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under our $1.3 billion senior unsecured revolving credit and term loan facility, those lenders will receive their pro rata portion of any of the net proceeds from this offering that we use to repay any such amounts. See “Use of Proceeds.”

Risk Factors	Before making an investment decision, you should read and consider carefully the “Risk Factors” beginning on page S-7 of this prospectus supplement, page 6 of the accompanying prospectus and those under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and under Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q, as applicable, which information is incorporated by reference in this prospectus supplement, and the additional risks and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

RISK FACTORS

Investing in our Class A Shares involves a high degree of risk. Before investing in our Class A Shares, you should read and consider carefully the matters described below, those in the accompanying prospectus beginning on page 6, and those under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and under Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q, as applicable, which information is incorporated by reference in this prospectus supplement, and the additional risks and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. See “Where You Can Find More Information and Incorporation by Reference.”

Risks Related to our Class A Shares

The price of our Class A Shares has and may continue to fluctuate significantly, which may make it difficult for you to sell our Class A Shares when you want or at prices you find attractive.

The price of our Class A Shares on the NYSE constantly changes and has been subject to significant price fluctuations. We expect that the market price of our Class A Shares will continue to fluctuate significantly. The price of our Class A Shares can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors may include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry, although no assurance can be given that any research reports about us will be published;

•	future sales of substantial amounts of Class A Shares by our existing or future stockholders;

•	increases in market interest rates, which may lead purchasers of our stock to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

In addition, the stock market in general may experience extreme volatility that may be unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our Class A Shares.

Future offerings of debt securities, which would be senior to our Class A Shares, or equity securities, which would dilute our existing stockholders and may be senior to our Class A Shares, may adversely affect the market price of our Class A Shares.

In the future, we may issue debt or equity securities, including medium term notes, senior or subordinated notes and classes of preferred or common stock. Debt securities or shares of preferred stock will generally be entitled to receive dividends, both current and in connection with any liquidation or sale, prior to the holders of our Class A Shares. Our board of directors may issue such securities without stockholder approval and under Maryland law may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. We are not required to offer any such additional debt or equity securities to existing common stockholders on a preemptive basis. Therefore, offerings of common stock or other equity securities may dilute the percentage ownership interest of our existing stockholders. To the extent we issue additional equity interests, our stockholders’ percentage ownership interest in us will be diluted. Depending upon the terms and pricing of any additional offerings and the value of our real properties and other real estate related assets, our stockholders may also experience dilution in both the book value and fair market value of their shares. As a result, future offerings of debt or equity securities, or the perception that such offerings may occur, may reduce the market price of our Class A Shares and/or the dividends that we pay with respect to our Class A Shares.

Our dividends to stockholders may change, which could adversely affect the market price of our Class A Shares.

All dividends on our Class A Shares will be at the sole discretion of our board of directors and will depend upon our actual and projected financial condition, results of operations, cash flows, liquidity and funds from operations, maintenance of our REIT qualification, applicable law and such other matters as our board of directors may deem relevant from time to time. We may not be able to make dividends in the future or may need to fund such dividends from external sources, as to which no assurances can be given. In addition, we may choose to retain operating cash flow for investment purposes, working capital reserves or other purposes, and these retained funds, although increasing the value of our underlying assets, may not correspondingly increase the market price of our Class A Shares. Our failure to meet the market’s expectations with regard to future cash dividends likely would adversely affect the market price of our Class A Shares.

Increases in market interest rates may result in a decrease in the value of our Class A Shares.

One of the factors that may influence the price of our Class A Shares will be the dividend distribution rate on our Class A Shares (as a percentage of the price of our Class A Shares) relative to market interest rates. If market interest rates rise, prospective purchasers of Class A Shares may expect a higher dividend distribution rate. Higher interest rates would not, however, result in more funds being available for dividends and, in fact, would likely increase our borrowing costs and might decrease our funds available for dividends. We therefore may not be able, or we may not choose, to provide a higher dividend distribution rate. As a result, prospective purchasers may decide to purchase other securities rather than our Class A Shares, which would reduce the demand for, and result in a decline in the market price of, our Class A Shares.

If securities analysts do not publish research or reports about our business or if they downgrade our Class A Shares or the healthcare-related real estate sector, the price of our Class A Shares could decline.

The trading market for our Class A Shares will rely in part upon the research and reports that industry or financial analysts publish about us or our business. We have no control over these analysts. Furthermore, if one or more of the analysts who do cover us downgrades our stock or our industry, or the stock of any of our competitors, the price of our Class A Shares could decline. If one or more of these analysts ceases coverage of our Company, we could lose attention in the market, which in turn could cause the price of our Class A Shares to decline.

Risks Related to Forward Sale Agreements

Settlement provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the relevant forward purchaser will have the right to accelerate that particular forward sale agreement (with respect to all or any portion of the transaction under that particular forward sale agreement that the relevant forward purchaser determines is affected by such event) and require us to settle on a date specified by the relevant forward purchaser if:

•	the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

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the relevant forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of Class A Shares equal to the number of Class A Shares underlying that particular forward sale agreement or that, with respect to borrowing such number of Class A Shares, it would incur a cost that is greater than the initial stock borrow cost specified in that particular forward sale agreement, subject to a prior notice requirement;

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a termination event occurs as a result of us declaring a dividend or distribution on our Class A Shares with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

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an extraordinary event (as such term is defined in that particular forward sale agreement and which includes certain mergers and tender offers and the delisting of our Class A Shares) occurs or our board of directors votes to approve or there is a public announcement of, in either case, any action that, if consummated, would constitute such an extraordinary event; or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, or a nationalization, a bankruptcy termination event or a change in law (as such terms are defined in that particular forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of a particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver Class A Shares under the physical settlement provisions of that particular forward sale agreement or, if we so elect and the forward purchaser so permits our election, net share settlement provisions of that particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement, which will be no later than twelve months following the trade date of that forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. We expect that each forward sale agreement will be physically settled by delivery of our Class A Shares unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of our Class A Shares in connection with such physical settlement or, to the extent we are obligated to deliver Class A Shares, net share settlement, will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of our Class A Shares underlying a particular forward sale agreement, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of Class A Shares necessary to satisfy its or its affiliate’s obligation to return the Class A Shares borrowed from third parties in connection with sales of Class A Shares under that forward sale agreement, adjusted in the case of net share settlement by any shares deliverable by or to us under that forward sale agreement. In addition, the purchase of Class A Shares in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our Class A Shares to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of Class A Shares we would deliver to the relevant forward purchaser (or decreasing the number of Class A Shares that the relevant forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our Class A Shares during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the applicable forward sale price. If the market value of our Class A Shares, determined in accordance with the terms of the relevant forward sale agreement, during the relevant valuation period under the particular forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under that particular forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of Class A Shares having a value, determined in accordance with the terms of the relevant forward sale agreement, equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement. If the market value of our Class A Shares, determined in accordance with the terms of the relevant forward sale agreement, during the relevant valuation period under that particular forward sale agreement is below the applicable forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under that particular forward sale agreement or, in the case of net share settlement, we would receive from the relevant forward purchaser a number of Class A Shares having a value equal to the difference. See “Plan of Distribution” for information on forward sale agreements.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant forward purchaser. Under Section 1032 of the Internal Revenue Code of 1986, as amended (the “Code”), generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our Class A Shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of our Company,” multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected proceeds from any forward sales of our Class A Shares.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any of our Class A Shares not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of our Class A Shares not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any of our Class A Shares with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those Class A Shares.

USE OF PROCEEDS

We intend to use the net proceeds (i) from issuances and sales of Class A Shares through the sales agents, and (ii) if any, upon the settlement of any forward sale agreements pursuant to this prospectus supplement for general corporate purposes, including, without limitation, funding future acquisitions, working capital, share repurchases and repayment of debt. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

As of September 30, 2019, we had $315.0 million outstanding under our $1.3 billion unsecured revolving credit and term loan facility, comprised of $300.0 million outstanding under the $300.0 million term loan and $15.0 million outstanding under the $1.0 billion unsecured revolving credit facility. Our unsecured revolving credit facility matures on June 30, 2022. Our unsecured term loan matures on February 1, 2023. The borrowings under our unsecured revolving credit and term loan facility were used for our working capital needs and general corporate purposes, including acquisitions and repayment of debt. Borrowings under the $300.0 million unsecured term loan accrue interest equal to adjusted LIBOR plus a margin ranging from 0.90% to 1.75% per annum based on our credit rating. The margin associated with our borrowings under the term loan as of September 30, 2019 was 1.10% per annum. Borrowings under the $1.0 billion unsecured revolving credit facility accrue interest at a rate equal to adjusted LIBOR plus a margin ranging from 0.83% to 1.55% per annum based on our credit rating. We also pay a facility fee ranging from 0.13% to 0.30% per annum on the aggregate commitments under the unsecured revolving credit facility. As of September 30, 2019, the margin associated with our borrowings under the unsecured revolving credit facility was 1.00% per annum and the facility fee was 0.20% per annum.

Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, and Bank of America, N.A., an affiliate of BofA Securities, Inc., two of the sales agents participating in this offering, are syndication agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility. In addition, Bank of Montreal, an affiliate of BMO Capital Markets Corp., and MUFG Bank, Ltd., an affiliate of MUFG Securities Americas Inc., two of the sales agents participating in this offering, are documentation agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility, and JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the sales agents participating in this offering, is the administrative agent and a lender under our $1.3 billion unsecured revolving credit and term loan facility. Wells Fargo Bank, N.A. and Bank of America, N.A., two of the forward purchasers participating in this offering, are syndication agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility. In addition, Bank of Montreal, one of the forward purchasers participating in this offering, and MUFG Bank, Ltd., an affiliate of MUFG Securities EMEA plc, another of the forward purchasers participating in this offering, are documentation agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility, and JP Morgan Chase Bank, N.A., one of the forward purchasers participating in this offering, is the administrative agent and a lender under our $1.3 billion unsecured revolving credit and term loan facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under our $1.3 billion senior unsecured revolving credit and term loan facility, those lenders will receive their pro rata portion of any of the net proceeds from this offering that we use to repay any such amounts. See “Plan of Distribution; Conflicts of Interest.”

To the extent that we elect to cash settle any particular forward sale agreement, we may not receive any net proceeds (or may owe cash to the relevant forward purchaser). To the extent that we elect to net share settle any particular forward sale agreement in full, we would not receive any proceeds from the relevant forward purchaser.

We will not initially receive any proceeds from any sales of our Class A Shares by a forward seller in connection with any forward sale agreement. We expect to fully physically settle each particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of Class A Shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be equal to the sales prices of all borrowed Class A Shares sold by the relevant forward seller during the applicable forward hedge selling period less a forward hedge selling commission of 1.5%, and will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our Class A Shares during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the applicable forward sale price. Unless the federal funds rate increases substantially prior to the settlement of any particular forward sale agreement, we would expect to receive less than the initial forward sale price per Class A Share upon physical settlement of that particular forward sale agreement.

In the event that we enter into any forward sale agreements, we expect that before the issuance of Class A Shares, if any, upon physical or net share settlement of any forward sale agreement, the Class A Shares issuable upon settlement of the particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of Class A Shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of Class A Shares that would be issued upon full physical settlement of that particular forward sale agreement over the number of Class A Shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

We have entered into separate equity distribution agreements, each dated as of December 28, 2018 and as amended by separate amendments thereto, each dated November 29, 2019, with each of the sales agents, forward sellers and forward purchasers relating to the offer and sale of our Class A Shares having an aggregate offering price of up to $1,221,094,943. As of the date of this prospectus supplement, we may offer Class A Shares having an aggregate offering price of up to $750,000,000 pursuant to such equity distribution agreements and the forward sale agreements. The equity distribution agreements provide that, in addition to the issuance and sale of our Class A Shares by us through the sales agents, we also may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations, in each case, as amended, between us and each of the forward purchasers. In connection with each such forward sale agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant forward seller, sell a number of Class A Shares equal to the number of Class A Shares underlying such forward sale agreement. We have entered into separate master forward sales agreements, each dated December 28, 2018 and as amended by separate amendments thereto, each dated November 29, 2019, with each of the forward purchasers. In no event will the aggregate number of Class A Shares sold through the sales agents and forward sellers, under the equity distribution agreements and under any forward sale agreements, have an aggregate sales price in excess of $1,221,094,943, inclusive of Class A Shares having an aggregate offering price of $471,094,943 sold under the equity distribution agreements and the forward sale agreements prior to the date of this prospectus supplement.

The sales, if any, of our Class A Shares under each equity distribution agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the NYSE, the existing trading market for our Class A Shares, or sales made to or through a market maker or through an electronic communications network. In addition, our Class A Shares may be offered and sold by such other methods, including privately negotiated transactions, as we and any sales agent (and related forward seller and forward purchaser) agree to in writing.

If any sales agent and/or forward seller, as applicable, engages in special selling efforts, as that term is used in Regulation M under the Exchange Act, such sales agent and/or forward seller, as applicable, will receive from us a commission to be agreed upon at the time of sale.

We will report at least quarterly the number of our Class A Shares sold through the sales agents and/or forward sellers under the equity distribution agreements and, to the extent applicable, the number of our Class A Shares issued upon settlement of any forward sale agreements, and the net proceeds to us in connection with such sales of our Class A Shares.

Sales of our Class A Shares as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents or forward sellers and related forward purchasers, as applicable, may agree upon.

In connection with the sale of our Class A Shares hereunder, the sales agents, forward purchasers and/or forward sellers may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the forward sellers reflected in the initial forward sale price under the related forward sale agreements with the related forward purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreements to indemnify the sales agents, forward sellers and forward purchasers against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents, forward sellers and forward purchasers may be required to make because of those liabilities, all as more particularly set forth in the equity distribution agreements.

The offering of our Class A Shares pursuant to any equity distribution agreement will terminate upon the earlier of (1) the sale of all Class A Shares subject to the equity distribution agreements, and (2) termination of such equity distribution agreement by any of the parties thereto. Any equity distribution agreement may be terminated (i) by us or the relevant sales agent, the relevant forward seller or the relevant forward purchaser at any time, and (ii) by the relevant sales agent, the relevant forward seller or the relevant forward purchaser at any time in certain circumstances, including our failure to maintain a listing of our Class A Shares on the NYSE or the occurrence of a material adverse change in our company.

We estimate that the total expenses for the offering, excluding compensation payable to the sales agents, the forward sellers and the forward purchasers under the terms of the equity distribution agreements, will be approximately $175,000.

Sales Through Sales Agents

From time to time during the term of the equity distribution agreements, we may deliver a placement notice to one of the sales agents specifying the length of the selling period, the amount of Class A Shares to be sold and the minimum price below which sales may not be made. Upon acceptance of a placement notice from us, and subject to the terms and conditions of the respective equity distribution agreement, the applicable sales agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase such Class A Shares, under the terms and subject to the conditions set forth in the respective equity distribution agreement. We or the sales agents may suspend the offering of our Class A Shares upon proper notice and subject to other conditions.

The sales agent will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which our Class A Shares are sold under the relevant equity distribution agreement. Each confirmation will include the number of Class A Shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the sales agent in connection with such sales.

We will pay each sales agent a commission for their services in acting as agent and/or principal in the sale of our Class A Shares. The sales agents will be entitled to compensation in an amount equal to 1.5% of the gross sales price of all Class A Shares sold through the sales agents under the respective equity distribution agreement.

Sales Through Forward Sellers

From time to time during the term of the equity distribution agreements, and subject to the terms and conditions set forth therein and in any related forward sale agreements, we may deliver a placement notice relating to a forward to any forward seller and the relevant forward purchaser. Upon receipt by a forward seller and forward purchaser of a placement notice from us requesting that it execute sales of shares of borrowed Class A Shares as a forward seller in connection with one or more forward sale agreements, and subject to the terms and conditions of the relevant equity distribution agreement and the related forward sale agreement, the relevant forward purchaser will use commercially reasonable efforts to borrow, and the relevant forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the relevant Class A Shares on such terms to hedge the relevant forward purchaser’s exposure under that particular forward sale agreement. We or the relevant forward seller may immediately suspend the offering of our Class A Shares at any time upon proper notice to the other.

We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed Class A Shares, as well as the settlement between the relevant forward seller and buyers of such Class A Shares in the market, will generally occur on the second trading day following each date the sales are made. The obligation of the relevant forward seller under the relevant equity distribution agreement to execute such sales of our Class A Shares is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.

The forward seller will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which our Class A Shares are sold under the relevant equity distribution agreement. Each confirmation will include the number of Class A Shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the forward seller in connection with such sales.

In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a rate of 1.5% of sales prices of all borrowed Class A Shares sold during the applicable forward hedge selling period by it as a forward seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be determined by us in our sole discretion and specified in the relevant placement notice.

The forward sale price per Class A Share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed Class A Shares were sold pursuant to the particular equity distribution agreement by the relevant forward seller. Thereafter, the forward sale price will be subject to adjustment as described below.

The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on a specified daily rate, less a spread, and subject to decrease by amounts related to expected dividends on our Class A Shares during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. Unless the federal funds rate increases substantially prior to the settlement of any particular forward sale agreement, we would expect to receive less than the initial forward sale price per share upon physical settlement of that particular forward sale agreement.

Before settlement of a particular forward sale agreement, we expect that the Class A Shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of Class A Shares used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of Class A Shares that would be issued upon full physical settlement of that particular forward sale agreement over the number of Class A Shares that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our Class A Shares is above the applicable forward sale price.

Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering Class A Shares in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of Class A Shares underlying a particular forward sale agreement.

If we elect to physically settle any forward sale agreement by issuing and delivering Class A Shares, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of Class A Shares underlying the particular forward sale agreement. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of our Class A Shares on each exchange business day during the relevant valuation period under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of Class A Shares underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases Class A Shares during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of Class A Shares underlying that particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of Class A Shares having a value, as determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of Class A Shares having a value, as determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase Class A Shares in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement and, if applicable, for delivery to us under a net share settlement. The purchase of Class A Shares in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our Class A Shares to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of Class A Shares that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of Class A Shares that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors—Risks Related to Forward Sale Agreements.”

A forward purchaser will have the right to accelerate the particular forward sale agreement (with respect to all or any portion of the transaction under the particular forward sale agreement that the relevant forward purchaser determines is affected by such event) and require us to physically settle on a date specified by the relevant forward purchaser if (1) the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the particular forward sale agreement; (2) the relevant forward purchaser determines that it is unable after using commercially reasonable efforts, to continue to borrow a number of Class A Shares equal to the number of Class A Shares underlying the particular forward sale agreement or that, with respect to borrowing such number of Class A Shares, it would incur a cost that is greater than the stock borrow cost specified in the particular forward sale agreement, subject to a prior notice requirement; (3) a termination event occurs as a result of us declaring a dividend or distribution on our Class A Shares with a cash value in excess of a specified amount per calendar quarter or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend; (4) an extraordinary event (as such term is defined in the particular forward sale agreement and which includes certain mergers and tender offers and the delisting of our Class A Shares) occurs, or our board of directors votes to approve or there is a public announcement of, in either case, any action that, if consummated, would constitute such an extraordinary event; or (5) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the particular forward sale agreement, or a nationalization, a bankruptcy termination event or a change in law (as such terms are defined in the particular forward sale agreement). The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver Class A Shares under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser so permits our election, net share settlement provisions of the particular forward sale agreement irrespective of our capital needs which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any Class A Shares or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors—Risks Related to Forward Sale Agreements.”

Conflicts of Interest

We expect that all of the proceeds of any Class A Shares sold by a forward seller will be paid to the related forward purchaser, in which case such forward purchaser or its affiliate may receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). Pursuant to that rule, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because our Class A Shares have a “bona fide public market” (as such terms are defined in FINRA Rule 5121).

Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, and Bank of America, N.A., an affiliate of BofA Securities, Inc., two of the sales agents participating in this offering, are syndication agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility. In addition, Bank of Montreal, an affiliate of BMO Capital Markets Corp., and MUFG Bank, Ltd., an affiliate of MUFG Securities Americas Inc., two of the sales agents participating in this offering, are documentation agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility, and JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the sales agents participating in this offering, is the administrative agent and a lender under our $1.3 billion unsecured revolving credit and term loan facility. Wells Fargo Bank, N.A. and Bank of America, N.A., two of the forward purchasers participating in this offering, are syndication agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility. In addition, Bank of Montreal, one of the forward purchasers participating in this offering, and MUFG Bank, Ltd., an affiliate of MUFG Securities EMEA plc, another of the forward purchasers participating in this offering, are documentation agents and lenders under our $1.3 billion unsecured revolving credit and term loan facility, and JP Morgan Chase Bank, N.A., one of the forward purchasers participating in this offering, is the administrative agent and a lender under our $1.3 billion unsecured revolving credit and term loan facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under our $1.3 billion senior unsecured revolving credit and term loan facility, those lenders will receive their pro rata portion of any of the net proceeds from this offering that we use to repay any such amounts. See “Use of Proceeds.”

Certain of the sales agents, the forward sellers, the forward purchasers and/or their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. These sales agents. forward sellers, forward purchasers and/or such affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the sales agents, the forward sellers, the forward purchasers and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents, the forward sellers, the forward purchasers and/or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing on the New York Stock Exchange

Our Class A Shares are listed on the NYSE under the symbol “HTA.”

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We and the Partnership are subject to the information requirements of the Exchange Act. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We and the Partnership file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including the Partnership and us) that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Additionally, we have made available on our website located at www.htareit.com, without charge, electronic copies of our periodic and current reports that have been filed with the SEC. We are not incorporating any of the information set forth on our website into this prospectus supplement.

This prospectus supplement “incorporates by reference” certain information we and the Partnership file with the SEC. The information incorporated by reference is an important part of this prospectus supplement. The incorporated documents contain significant information about us, the Partnership, our business and our finances. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we and the Partnership later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by us or the Partnership with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 19, 2019;

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Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019, and September 30, 2019 filed with the SEC on April  26, 2019, July 24, 2019, and October  30, 2019, respectively;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2019;

•

Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on June 13, 2017, August 21, 2017, February 14, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.1 of Item 9.01), February 26, 2019, March 18, 2019, April 25, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.1 of Item 9.01), July 9, 2019 (but only with respect to Item 5.07), July 23, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.1 of Item 9.01), September 3, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.2 of Item 9.01), September 6, 2019 (but only with respect to Item 1.01 and the related Exhibits 1.1 and 4.1 of Item 9.01), September  16, 2019, and October 28, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.1 of Item 9.01);

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 001-35568) filed with the SEC on June 5, 2012; and

•

all documents filed by us or the Partnership with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the end of any offering of the securities made under this prospectus supplement.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus supplement, except as expressly incorporated herein.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request of that person and at no cost, a copy of any or all of the information incorporated by reference into this prospectus supplement (or incorporated into the documents that this prospectus supplement incorporates by reference) excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement. Requests should be directed to Healthcare Trust of America, Inc. at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, telephone (480) 998-3478.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, San Francisco, and Venable LLP. Certain legal matters in connection with this offering will be passed upon for the sales agents by Vinson & Elkins L.L.P. Vinson & Elkins L.L.P. has advised the forward purchasers with respect to the forward sale agreements. O’Melveny & Myers LLP and Vinson & Elkins L.L.P. may rely, as to certain matters of Maryland law, on the opinion of Venable LLP.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this prospectus supplement by reference from Healthcare Trust of America, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Healthcare Trust of America, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this prospectus supplement by reference from Healthcare Trust of America Holdings, LP’s Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statements of revenues in excess of certain expense of (i) Duke Realty Healthcare Initial Closing Assets Portfolio for the year ended December 31, 2016, and (ii) the Duke Realty Healthcare Subsequent and Pending Acquisition Assets Portfolio for the year ended December 31, 2016, appearing in Item 9.01 in the Form 8-K/A of Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP filed with the SEC on August 21, 2017, have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing. The combined statements of revenues in excess of certain expenses were prepared for the purpose of complying with the rules and regulations of the SEC, and are not intended to be a complete presentation of the (i) Duke Realty Healthcare Initial Closing Assets Portfolio and (ii) the Duke Realty Healthcare Subsequent and Pending Acquisition Assets Portfolio revenues and expenses.

PROSPECTUS

HEALTHCARE TRUST OF AMERICA, INC.

Class A Common Stock, Preferred Stock, Debt Securities,

Warrants, Rights and Units

Guarantees of Debt Securities of Healthcare Trust of America Holdings, LP by

Healthcare Trust of America, Inc.

Guarantees of 3.70% Senior Notes due 2023, 3.500% Senior Notes due

2026 and 3.750% Senior Notes due 2027 of Healthcare Trust of

America Holdings, LP by Healthcare Trust of America, Inc.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

Debt Securities

3.70% Senior Notes due 2023, 3.500% Senior Notes due 2026

and 3.750% Senior Notes due 2027

Healthcare Trust of America, Inc. may offer and sell, from time to time, in one or more offerings, Class A common stock, preferred stock, debt securities, warrants, rights, and units consisting of two or more of these classes or series of securities.

Healthcare Trust of America Holdings, LP may offer and sell, from time to time, in one or more offerings, debt securities, 3.70% Senior Notes due 2023, 3.500% Senior Notes due 2026 and 3.750% Senior Notes due 2027. These debt securities, 3.70% Senior Notes due 2023, 3.500% Senior Notes due 2026 and 3.750% Senior Notes due 2027 may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities, 3.70% Senior Notes due 2023, 3.500% Senior Notes due 2026 and 3.750% Senior Notes due 2027 of Healthcare Trust of America Holdings, LP may be fully and unconditionally guaranteed by Healthcare Trust of America, Inc., as described in this prospectus or a prospectus supplement.

The securities described in this prospectus may be sold in one or more offerings in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered and sold by us to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.

Healthcare Trust of America, Inc.’s Class A common stock (the “Class A common stock”) is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HTA.” On August 29, 2019, the last reported sale price of the Class A common stock on the NYSE was $28.32 per share. We do not expect any of the other securities offered hereby to be listed on any securities exchange, over-the-counter market or principal United States market unless otherwise described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 5, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell Class A common stock, preferred stock, debt securities, 3.70% Senior Notes due 2023, 3.500% Senior Notes due 2026, 3.750% Senior Notes due 2027, warrants, rights, units or any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before making an investment decision. You may rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you may not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, (a) the terms “Company,” “we,” “us,” “our” and similar terms refer to Healthcare Trust of America, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis, (b) the term “HTA” refers only to Healthcare Trust of America, Inc., (c) the term “Partnership” refers to Healthcare Trust of America Holdings, LP, a Delaware limited partnership, and (d) the term “registrants” refers to Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, collectively, in each case unless the context otherwise requires.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and to which reference is hereby made. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The address of the SEC’s website is http://www.sec.gov. Certain of our filings are contained on our website located at www.htareit.com under “Investor Relations, SEC Filings”. Additionally, we have made available on our website, without charge, electronic copies of our periodic and current reports that have been filed with the SEC. We are not incorporating any of the information set forth on our website into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of securities under the registration statement of which this prospectus forms a part is terminated or completed comprise the incorporated documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 19, 2019;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2019;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, filed with the SEC on April 26, 2019 and July 24, 2019, respectively;

•

our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on June  13, 2017, August 21, 2017, February 14, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.1 of Item 9.01), February  26, 2019, March 18, 2019, April  25, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.1 of Item 9.01), July 9, 2019 (but only with respect to Item 5.07), July 23, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.1 of Item  9.01) and September 3, 2019 (but only with respect to Item 8.01 and the related Exhibit 99.2 of Item 9.01);

•	the description of HTA’s Class A common stock contained in HTA’s Registration Statement on Form 8-A (File No. 001-35568) filed with the SEC on June 5, 2012; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of any offering of the securities made under this prospectus.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus, except as expressly incorporated herein.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus or any accompanying prospectus supplement at no cost upon written or oral request directed to the following address and telephone number: Healthcare Trust of America, Inc. at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, telephone (480) 998-3478.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of terms such as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus, such prospectus supplement or such document incorporated by reference herein or therein, as applicable. We cannot guarantee the accuracy of any such forward-looking statements contained in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. The following factors, as well as any cautionary language in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein, provide examples of certain risks, uncertainties and events that could cause actual results to differ materially from those presented in our forward-looking statements:

•	our ability to effectively deploy proceeds of offerings of securities;

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition and development of medical office buildings and other facilities that serve the healthcare industry;

•	our ability to acquire or develop real properties, and to successfully operate those properties once acquired or developed;

•	economic fluctuations in certain states in which our property investments are geographically concentrated;

•	financial stability and solvency of our tenants, including the ability and willingness of our tenants or borrowers to satisfy their obligations under their respective contractual arrangements with us;

•

the ability and willingness of our tenants to renew their leases with us upon expiration of the leases or our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant;

•	fluctuations in reimbursements from third-party payors such as Medicare and Medicaid;

•	supply and demand for operating properties in the market areas in which we operate;

•	changes in operating expenses of our properties including, but not limited to, expenditures for property taxes, property and liability insurance premiums, and utility rates;

•	our ability and the ability of our tenants to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

•

restrictive covenants on certain of our properties subject to ground leases that may restrict or limit the uses of our properties and the types of tenants we are able to lease to, and our ability to attract new tenants;

•	the impact from damage to our properties from, or increased operating costs associated with, catastrophic weather and other natural events and the physical effects of climate change;

•	retention of our senior management team and our ability to attract and retain qualified key personnel;

•	legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts (“REITs”) and changes to laws governing the healthcare industry;

•	changes in interest rates, including changes as a result of the potential phasing out of the London Inter-bank Offered Rate (“LIBOR”);

•	the availability of capital and financing;

•	restrictive covenants in our existing credit facilities;

•	changes in our credit ratings;

•	HTA’s ability to remain qualified as a REIT;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs; and

•

the factors included in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, you are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

ABOUT THE REGISTRANTS

The following highlights information about the registrants and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is the largest publicly-traded REIT focused on medical office buildings, or MOBs, in the U.S. as measured by gross leasable area, or GLA, of its MOBs. HTA conducts substantially all of its operations through Healthcare Trust of America Holdings, LP. We invest in MOBs that we believe will serve the future of healthcare delivery and MOBs that are primarily located on health system campuses, near university medical centers, or in core community outpatient locations. We also focus on our key markets that have certain demographic and macro-economic trends and where we can utilize our institutional full-service operating platform to generate strong tenant and health system relationships and operating cost efficiencies. Our primary objective is to maximize stockholder value with disciplined growth through strategic investments that provide an attractive risk-adjusted return for our stockholders by consistently increasing our cash flow. In pursuing this objective, we: (i) seek internal growth through proactive asset management, leasing, building services and property management oversight; (ii) target accretive acquisitions and developments of MOBs in markets with attractive demographics that complement our existing portfolio; and (iii) actively manage our balance sheet to maintain flexibility with conservative leverage. Additionally, from time to time we consider, on an opportunistic basis, significant portfolio acquisitions that we believe fit our core business and could enhance our existing portfolio.

Since 2006 through June 30, 2019, we have invested $6.9 billion primarily in MOBs, development projects, land and other healthcare real estate assets consisting of approximately 23.3 million square feet of GLA throughout the U.S. Approximately 68% of our portfolio was located on the campuses of, or adjacent to, nationally and regionally recognized healthcare systems. Our portfolio is diversified geographically across 32 states, with no state having more than 20% of our total GLA as of June 30, 2019. We are concentrated in 20 to 25 key markets that are experiencing higher economic and demographic trends than other markets, on average, that we expect will drive demand for MOBs. As of June 30, 2019, we had approximately 1 million square feet of GLA in each of nine of our top 20 markets and approximately 93% of our portfolio, based on GLA, is located in the top 75 metropolitan statistical areas, with Dallas, Houston, Boston, Tampa and Atlanta being our largest markets by investment.

Healthcare Trust of America Holdings, LP

Healthcare Trust of America Holdings, LP is a direct subsidiary of HTA and a limited partnership organized under the laws of the State of Delaware. We conduct substantially all of HTA’s operations through the Partnership.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should read and carefully consider the risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of any of our securities under this prospectus for general corporate purposes, including, but not limited to, working capital, investment in real estate and repayment of debt. Further details relating to the use of the net proceeds from the sale of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA, INC. CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of HTA’s Fifth Articles of Amendment and Restatement, as amended, supplemented and corrected from time to time (the “Charter”), HTA’s Bylaws (the “Bylaws”) and all applicable provisions of Maryland law. The Charter and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.

General

Under the Charter, HTA has authority to issue a total of 1,200,000,000 shares of stock. Of the total shares authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, all of which were classified as Class A common stock, and 200,000,000 shares are classified as preferred stock with a par value of $0.01 per share. As of June 30, 2019, approximately 205,117,620 shares of Class A common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. In addition, the board of directors of HTA (the “board of directors”) may amend the Charter from time to time, with the approval of a majority of the entire board of directors and without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that HTA has authority to issue. Under Maryland law, HTA’s stockholders are generally not personally liable for HTA’s debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of HTA’s common stock (the “common stock”) have equal rights as to earnings, assets, dividends and voting. Subject to the Charter restrictions on the transfer and ownership of HTA’s stock and the preferential rights of holders of any other class or series of HTA’s stock, distributions may be made to the holders of the common stock if, as and when authorized by the board of directors out of funds legally available therefor. Shares of common stock generally have no preemptive, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in the Charter. Holders of shares of common stock have no appraisal rights unless the board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. In the event of HTA’s liquidation, dissolution or winding up, each share of common stock would be entitled to share ratably in all of HTA’s assets that are legally available for distribution after payment of or adequate provision for all of HTA’s known debts and other liabilities and subject to any preferential rights of holders of HTA’s preferred stock (the “preferred stock”), if any preferred stock is outstanding at such time, and the Charter restrictions on the transfer and ownership of HTA’s stock. Subject to the Charter restrictions on the transfer and ownership of HTA’s stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided with respect to any other class or series of stock, the holders of common stock will possess exclusive voting power. Except as required under Maryland law, holders of all classes of common stock will vote together as a single class.

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate or merge with, or convert to, another entity, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by the board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, the Charter provides that any of these actions may be approved by the affirmative vote of a majority of all the votes entitled to be cast with respect to such matter. In addition, all other matters to be voted on by stockholders, other than a contested election of directors (in which case directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote on the election of directors present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present), must be approved by a majority of the votes cast by stockholders, voting together as a single class, at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of HTA’s directors.

Power to Reclassify Unissued Shares of Stock

The Charter authorizes the board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock, so long as the aggregate number of all shares of all classes or series of stock that the board of directors has authority to issue does not exceed the total number of authorized shares of common and preferred stock as provided in the Charter. Prior to the issuance of shares of each class or series, the board of directors is required by Maryland law and by the Charter to set, subject to the Charter restrictions on transfer and ownership of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, the board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for HTA’s shares of common stock or otherwise be in the best interest of HTA’s stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of the board of directors to amend the Charter from time to time to increase or decrease the number of authorized shares of stock or the number of authorized shares of stock of any class or series, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by HTA’s stockholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which HTA’s securities may be listed or traded. Therefore, the board of directors could authorize HTA to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for HTA’s shares of common stock or otherwise be in the best interest of HTA’s stockholders.

Preferred Stock

The Charter authorizes the board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock so issued. Because the board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. If HTA ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event HTA liquidates, dissolves or winds up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of HTA’s securities, or the removal of incumbent management. The board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Restrictions on Ownership and Transfer of Shares

In order for us to continue to qualify as a REIT, not more than 50% of HTA’s outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. See “Material U.S. Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). However, we cannot assure you that this prohibition will be effective.

The Charter contains a limitation on ownership that prohibits any individual, entity or group from directly or indirectly acquiring beneficial ownership of more than 9.8% of the value of HTA’s then aggregate outstanding shares of stock of any class or series (which includes common stock and any preferred stock HTA may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of HTA’s then outstanding common stock.

Any attempted transfer of HTA’s stock which, if effective, would result in HTA’s stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of HTA’s stock which, if effective, would result in violation of the ownership limits discussed above or in HTA being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the share trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the market price on the day of the event causing the shares to be held in trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of a devise or gift, the market price of such shares at the time of such devise or gift) and (2) the market price on the date we, or our designee, accepts such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust.

Any person who acquires shares in violation of the foregoing restrictions or who would have owned shares that resulted in a transfer to any such trust is required to give immediate written notice to us of such event. Any person who proposes or attempts such a transaction must give us at least 15 days prior written notice. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

The foregoing restrictions continue to apply until the board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance is no longer required for REIT qualification.

The board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the limitation on ownership of more than 9.8% of the value of HTA’s then aggregate outstanding shares of stock of any class or series (which includes common stock and any preferred stock HTA may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of HTA’s then outstanding common stock. However, the board of directors may not exempt any person whose ownership of HTA’s outstanding stock would result in HTA being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

Any stockholder of record who owns more than 5.0% (or such lower level as required by the Code and the regulations thereunder) of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares beneficially owned by such stockholder, a description of the manner in which such shares are held and such additional information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, any person who is a beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any taxing or governmental authority.

Listing

The Class A common stock is listed on the NYSE under the symbol “HTA.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare.

DESCRIPTION OF DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities of Healthcare Trust of America, Inc. and the debt securities of Healthcare Trust of America Holdings, LP that we may offer under this prospectus. For purposes hereof, references to the issuer means Healthcare Trust of America, Inc. or Healthcare Trust of America Holdings, LP, as applicable. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The issuer will issue senior notes under a senior indenture among the issuer, the guarantor(s) named therein, if any, and one or more trustees. The issuer will issue subordinated notes under a subordinated indenture among the issuer, the guarantor(s) named therein, if any, and one or more trustees. We will file forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We also use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the issuer;

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not the issuer will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, the issuer will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether the issuer can redeem the debt securities if the issuer has to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	the issuer’s right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which the issuer may, at its option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which the issuer is obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	the guarantor(s), if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor(s), if any;

•	whether the indenture will restrict the ability of the issuer, the guarantor(s), if any, and/or their respective subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of capital stock;

•	redeem capital stock;

•	place restrictions on subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require the issuer to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which the issuer will issue the series of debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

If applicable, we will set forth in the corresponding prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for securities of the issuer or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option. If applicable, we may include provisions pursuant to which the number of the issuer’s securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of the issuer’s merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures will permit the issuer upon satisfaction of certain conditions to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of the issuer’s assets. However, any successor of the issuer or acquirer of such assets must assume all of the issuer’s obligations under the indentures and the debt securities.

If the debt securities are convertible into other securities, the person with whom the issuer consolidates or merges or to whom the issuer sells all of its property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Neither the Maryland General Corporation Law (the “MGCL”) nor HTA’s or the Partnership’s governing documents define the term “substantially all” as it relates to the sale of assets. Additionally, Maryland cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of the issuer’s assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. The Charter contains restrictions on ownership and transfers of HTA’s stock that are designed, among other purposes, to preserve our status as a REIT and to otherwise address concerns about concentration of ownership of HTA’s stock, and, therefore, it may prevent or hinder a change of control. See “Description of Healthcare Trust of America, Inc. Capital Stock—Restrictions on Ownership and Transfer of Shares.”

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities:

•	if the issuer fails to pay any installment of interest when due and payable and our failure continues for 90 days;

•

if the issuer fails to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•

if the issuer fails to observe or perform any other covenant contained in the debt securities or the indentures and such failure continues for 90 days after the issuer receives notice from the debenture trustee or holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•

if the issuer fails to pay any indebtedness in an outstanding principal in excess of a particular monetary threshold at final maturity or upon acceleration after the expiration of any applicable grace period, and the indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within 30 days after written notice; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to the issuer in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to the issuer, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive all default or events of default with respect to the series and its consequences, other than the non-payment of accelerated principal or interest that have become due solely because of such acceleration, unless the issuer has cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee indemnification reasonably satisfactory to it in its sole discretion. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	such direction shall not be in conflict with any rule of law or with the applicable indenture;

•	the debenture trustee may take any other action which is not inconsistent with such direction;

•

the debenture trustee may decline to take any action that would benefit some holders of the debt securities in the applicable indenture to the detriment of other holders of the debt securities or otherwise be unduly prejudicial to the holders of the debt securities not joining therein; and

•	the debenture trustee may decline to take any action that would involve the debenture trustee in personal liability.

The issuer will periodically deliver certificates of an officer with the debenture trustee certifying whether or not the officer has knowledge of default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Modification of Indenture; Waiver

The issuer, any guarantor and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to evidence a successor to the issuer as obligor or to a guarantor as guarantor under the applicable indenture;

•

to add to the covenants of the issuer or the guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the issuer or the guarantor in the applicable indenture or in the debt securities;

•	to add events of default for the benefit of the holders of the debt securities;

•

to amend or supplement any provisions of the applicable indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding;

•	to secure the debt securities;

•	to provide for the acceptance of appointment of a successor debenture trustee or facilitate the administration of the trusts under the applicable indenture by more than one debenture trustee;

•	to provide for rights of holders of the debt securities if any consolidation, merger or sale of all or substantially all of property or assets of the issuer and a guarantor occurs;

•

to cure any ambiguity, defect or inconsistency in the applicable indenture; provided, that this action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable indenture;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the debt securities; provided, that the action shall not adversely affect the interests of the holders of the debt securities in any material respect; or

•

to conform the text of the applicable indenture, any guarantee or the debt securities to any provision of the description thereof set forth in a prospectus supplement to the extent that such provision in a prospectus supplement was intended to be a verbatim recitation of a provision in the applicable indenture, any guarantee or the debt securities.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by the issuer and the debenture trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities; provided, however, that no modification or amendment may, without the consent of the holder of each series of debt securities affected thereby:

•

change the stated maturity of the principal of or any installment of interest on the debt securities, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the debt securities, or adversely affect any right of repayment of the holder of the debt securities, change the place of payment, or the coin or currency, for payment of principal of or interest on any of series of debt securities or impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•

reduce the percentage in principal amount of the outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and their consequences provided in the applicable indenture, or to reduce the requirements of quorum or change voting requirements set forth in the applicable indenture;

•

modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the issuer or any guarantor in respect of the due and punctual payments of principal and interest; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities.

Discharge

The indentures provide that the issuer can elect to be discharged from its obligations with respect to one or more series of debt securities, except for certain obligations that shall survive, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	furnish to the debenture trustee periodically lists of names and addresses of the holders of debt securities; and

•	execute and deliver temporary debt securities.

In order to exercise its rights to be discharged, the issuer must deposit with the debenture trustee money, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due, and deliver to the debenture trustee an officer’s certificate and an opinion of counsel.

Form, Exchange and Transfer

The issuer will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indentures will provide that the issuer may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the issuer or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by the issuer for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the issuer will not impose a service charge for any registration of transfer or exchange, but the issuer may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that the issuer initially designates for any debt securities. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the issuer elects to redeem the debt securities of any series, it will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing (or electronic transmission) of a notice of redemption of any debt securities selected for redemption and ending at the close of business on the day of the mailing or delivery; or

•	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Guarantees

If the applicable prospectus supplement relating to a series of debt securities of the Partnership provides that such debt securities will have the benefit of a guarantee by HTA, then such debt securities will be fully and unconditionally guaranteed by HTA.

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, the issuer will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

The issuer will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by the issuer, except that, unless we otherwise indicate in the applicable prospectus supplement, the issuer may make certain payments by check which the issuer will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, the issuer will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that the issuer initially designates for the debt securities of a particular series. The issuer will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money the issuer pays to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the issuer, and the holder of the debt security thereafter may look only to the issuer for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of the issuer’s other indebtedness to the extent described in a prospectus supplement. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA HOLDINGS, LP 3.70% SENIOR NOTES DUE 2023

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the 3.70% Senior Notes due 2023 of Healthcare Trust of America Holdings, LP that we may offer under this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes (as defined below) and the 2023 Notes Indenture (as defined below), which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Notes or the 2023 Notes Indenture, as applicable. As used in this summary, the terms “we,” “us,” “our” and “Healthcare Trust of America Holdings, LP” and references to the issuer refer to Healthcare Trust of America Holdings, LP and not to any of its subsidiaries or Healthcare Trust of America, Inc., unless stated otherwise. For purposes of this “Description of Healthcare Trust of America Holdings, LP 3.70% Senior Notes due 2023,” references to the “Notes” refer to the 3.70% Senior Notes due 2023. Unless the context requires otherwise, the term “interest” includes additional interest, as described below, and references to dollars mean U.S. dollars. While the terms we have summarized below will generally apply to any future Notes we may offer under this prospectus, we will describe the particular terms of any Notes that we may offer in more detail in the applicable prospectus supplement. The terms of any Notes we offer under a prospectus supplement may differ from the terms we describe below. The terms defined in this summary shall have the meanings assigned to them for purposes of this summary only.

General

We previously issued $300.0 million aggregate principal amount of 3.70% Senior Notes due 2023 (the “Existing 2023 Notes”) pursuant to an indenture, dated as of March 28, 2013 (the “2023 Notes Indenture”), among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc., as guarantor, and U.S. Bank National Association, as trustee. Any Notes issued after the date hereof will be issued as additional notes under the 2023 Notes Indenture. The Notes will be treated as a single series under the 2023 Notes Indenture with the Existing 2023 Notes and will vote as one class under the 2023 Notes Indenture. Unless the context requires otherwise, references to “Notes” for all purposes of this “Description of Healthcare Trust of America Holdings, LP 3.70% Senior Notes due 2023” include the Existing 2023 Notes and any Notes that are actually issued under the 2023 Notes Indenture.

The Notes will be issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book-Entry System.” The registered holder of a Note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc. on an unsecured and unsubordinated basis. See “—Guarantee” below.

The terms of the Notes provide that we are permitted to reduce interest payments and payments upon a redemption of Notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the Notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the Notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the Notes and payments upon a redemption of Notes.

Ranking

The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of our existing and future unsecured and unsubordinated indebtedness, including our 3.375% Senior Notes due 2021, our 2.950% Senior Notes due 2022, our Existing 2023 Notes, our 3.500% Senior Notes due 2026 and our 3.750% Senior Notes due 2027. However, the Notes will be effectively subordinated in right of payment to our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The Notes will also be effectively subordinated in right of payment to all existing and future liabilities, whether secured or unsecured, of our subsidiaries.

Except as described under “—Covenants” and “—Merger, Consolidation or Sale,” the 2023 Notes Indenture does not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the 2023 Notes Indenture afford holders of the Notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction, (2) a change of control of us or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our assets or similar transaction that may adversely affect the holders of the Notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the Notes. Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the Notes.

Additional Notes

The Notes are initially limited to an aggregate principal amount of $300.0 million. We may, without the consent of holders of the Notes, increase the principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions, except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional Notes, and with the same CUSIP number as the Notes offered hereby so long as such additional Notes are fungible for U.S. federal income tax purposes with the Notes offered hereby. The Notes offered by this prospectus and any additional Notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the 2023 Notes Indenture.

Interest

Interest on the Notes will accrue at the rate of 3.70% per year and will be payable semi-annually in arrears on April 15 and October 15 of each year. The interest so payable will be paid to each holder in whose name a Note is registered at the close of business on the April 1 or October 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day.

If we redeem the Notes in accordance with the terms of such Note, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such Note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

The Notes will mature on April 15, 2023 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—Our Redemption Rights” below. The Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We may redeem some or all of the Notes at our option and in our sole discretion, at any time or from time to time. Prior to January 15, 2023, the redemption price will equal the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•

as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 30 basis points (0.30%), plus, in each case, accrued and unpaid interest thereon to the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its Notes for redemption).

Notwithstanding the foregoing, if the Notes are redeemed on or after January 15, 2023, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) a Primary Treasury Dealer (as defined below) selected by each of Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc. or their respective successors, (2) J.P. Morgan Securities LLC or its successors and (3) any one other Primary Treasury Dealer selected by us; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1) or (2) above ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

If we decide to redeem the Notes in part, the trustee will select the Notes to be redeemed (in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the Notes.

In the event of any redemption of Notes in part, we will not be required to:

•

issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the Notes on the redemption date, then on and after such date:

•	such Notes will cease to be outstanding;

•	interest on such Notes will cease to accrue; and

•	all rights of holders of such Notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitations on Incurrence of Debt.

Limitation on Total Outstanding Debt. The 2023 Notes Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the 2023 Notes Indenture, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of our most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Secured Debt. In addition to the foregoing limitation on the incurrence of Debt, the 2023 Notes Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the 2023 Notes Indenture, secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries’ property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of our most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any of our subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on our consolidated balance sheet shall be deducted from Debt and from Total Assets.

Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge. Furthermore, the 2023 Notes Indenture provides that we will not, and will not permit any of our subsidiaries to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the 2023 Notes Indenture, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets or other placement of any assets in service or removal of any assets from service by us or any of our subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition, disposition, placement in service or removal from service, or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service, being included in such unaudited pro forma calculation.

Maintenance of Unencumbered Total Asset Value. The 2023 Notes Indenture provides that we, together with our subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate outstanding principal amount of all our and our subsidiaries’ unsecured Debt, taken as a whole.

Insurance. The 2023 Notes Indenture provides that we will, and will cause each of our subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.

As used herein:

“Acquired Debt” means Debt of a person (1) existing at the time such person becomes a subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a subsidiary or such acquisition. Acquired

Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

“Annual Debt Service Charge” as of any date means the amount of interest expense determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of us and our subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) Annual Debt Service Charge of us and our subsidiaries, (2) provision for taxes of us and our subsidiaries based on income, (3) provisions for gains and losses on properties and depreciation and amortization, (4) increases in deferred taxes and other non-cash items, (5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments, (6) the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and (7) amortization of deferred charges.

“Debt” means any of our or any of our subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of us or a subsidiary of us, by Healthcare Trust of America, Inc.’s board of directors) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles. The term “Debt” also includes, to the extent not otherwise included, any obligation of us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases), Debt of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Earnings from Operations” means, for any period, net income or loss of us and our subsidiaries, excluding (1) provisions for gains and losses on sales of investments or joint ventures; (2) provisions for gains and losses on disposition of discontinued operations; (3) extraordinary and non-recurring items; and (4) impairment charges, property valuation losses and non-cash charges necessary to record interest rate contracts at fair value; plus amounts received as rent under leases which are accounted for as financing arrangements net of related interest income, as reflected in the consolidated financial statements of us and our subsidiaries for such period determined in accordance with generally accepted accounting principles.

“Intercompany Debt” means Debt to which the only parties are any of us, Healthcare Trust of America, Inc. and any subsidiary; provided, however, that with respect to any such Debt of which we or Healthcare Trust of America, Inc. is the borrower, such Debt is subordinate in right of payment to the Notes.

“Total Assets” as of any date means the sum of (1) our and all of our subsidiaries’ Undepreciated Real Estate Assets and (2) all of our and our subsidiaries’ other assets determined in accordance with generally accepted accounting principles (but excluding intangibles).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the sum of (1) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (2) all of our and our subsidiaries’ other assets on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest; provided, however, that, in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in “—Maintenance of Unencumbered Total Asset Value,” all investments by us and any subsidiary in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with generally accepted accounting principles shall be excluded from Unencumbered Total Asset Value.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the 2023 Notes Indenture. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes upon request.

Guarantee

Healthcare Trust of America, Inc. will fully and unconditionally guarantee our obligations under the Notes, including the due and punctual payment of principal of and interest on the Notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be an unsecured and unsubordinated obligation of Healthcare Trust of America, Inc. and will rank equally in right of payment with other unsecured and unsubordinated obligations of Healthcare Trust of America, Inc. Healthcare Trust of America, Inc. has no material assets other than its investment in us.

Merger, Consolidation or Sale

The 2023 Notes Indenture provides that we or Healthcare Trust of America, Inc. may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

we or Healthcare Trust of America, Inc., as the case may be, shall be the continuing entity, or the successor entity (if other than us or Healthcare Trust of America, Inc., as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States and shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the 2023 Notes Indenture;

•

immediately after giving effect to the transaction, no Event of Default under the 2023 Notes Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the Notes and the 2023 Notes Indenture.

Events of Default

The 2023 Notes Indenture provides that the following events are “Events of Default” with respect to the Notes:

•	default for 90 days in the payment of any installment of interest under the Notes;

•

default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the Notes in accordance with the terms of the 2023 Notes Indenture shall not constitute a default in the payment of principal;

•

our failure to comply with any of our other agreements in the Notes or the 2023 Notes Indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 90 days after we receive such notice;

•

failure to pay any indebtedness for money borrowed by us, Healthcare Trust of America, Inc. or any of our Significant Subsidiaries in an outstanding principal amount in excess of $35.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding Notes); or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, Healthcare Trust of America, Inc. or any of our Significant Subsidiaries or any substantial part of their respective property.

As used herein, “Significant Subsidiary” means any subsidiary which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect on the original issue date of the Notes.

If an Event of Default under the 2023 Notes Indenture with respect to the Notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately by written notice thereof to us and Healthcare Trust of America, Inc. (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding Notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the Notes have been cured or waived as provided in the 2023 Notes Indenture.

Notwithstanding the foregoing, the sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or our and Healthcare Trust of America, Inc.’s covenant to provide certain reports under the 2023 Notes Indenture shall be the accrual of additional interest on the Notes as set forth below under “—Reports.”

The 2023 Notes Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Notes may waive any past default with respect to the Notes and its consequences, except a default:

•

in the payment of the principal of or interest on the Notes, unless such default has been cured and we or Healthcare Trust of America, Inc. shall have deposited with the trustee all required payments of the principal of and interest on the Notes; or

•	in respect of a covenant or provision contained in the 2023 Notes Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

The trustee will be required to give notice to the holders of the Notes of a default under the 2023 Notes Indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the Notes of any default with respect to the Notes (except a default in the payment of the principal of or interest on the Notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The 2023 Notes Indenture provides that no holders of the Notes may institute any proceedings, judicial or otherwise, with respect to the 2023 Notes Indenture or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the Notes from instituting suit for the enforcement of payment of the principal of and interest on the Notes at the respective due dates thereof.

Subject to provisions in the 2023 Notes Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the 2023 Notes Indenture at the request or direction of any holders of the Notes then outstanding under the 2023 Notes Indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Notes (or of all Notes then outstanding under the 2023 Notes Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the 2023 Notes Indenture, or which may be unduly prejudicial to the holders of the Notes not joining therein.

Within 120 days after the close of each fiscal year, we and Healthcare Trust of America, Inc. must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the 2023 Notes Indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

We may, at our option and at any time, elect to have our obligations and the obligations of Healthcare Trust of America, Inc. discharged with respect to the outstanding Notes and guarantee (“Legal Defeasance”). Legal Defeasance means that we and Healthcare Trust of America, Inc. shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and guarantee, and to have satisfied all other obligations under such Notes, the guarantee and the 2023 Notes Indenture, except as to:

•

the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such Notes when such payments are due from the trust funds referred to below;

•

our obligations with respect to such Notes concerning exchange and registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes, issuing temporary Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trust, duties, and immunities of the trustee, and our and Healthcare Trust of America, Inc.’s obligations in connection therewith; and

•	the Legal Defeasance provisions of the 2023 Notes Indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of Healthcare Trust of America, Inc. released with respect to certain covenants under the 2023 Notes Indenture, including the covenants listed under “—Certain Covenants” above, as described in the 2023 Notes Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the 2023 Notes Indenture and such Notes and guarantee will be unaffected by the occurrence of Covenant Defeasance, and the Notes will continue to be deemed “outstanding” for all other purposes under the 2023 Notes Indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the redemption date of the Notes, as they case may be, and we must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel confirming that:

•

we have received from, or there has been published by the Internal Revenue Service a ruling, or since the date of the 2023 Notes Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the 2023 Notes Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or Healthcare Trust of America, Inc. is a party or by which we or Healthcare Trust of America, Inc. is bound;

•

we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

•

we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The 2023 Notes Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the 2023 Notes Indenture) as to all outstanding Notes when:

•	either:

•

all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) are to be called for redemption under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we, in the case of clause (1) or (2) above, have irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the 2023 Notes Indenture or any other agreement or instrument to which we are a party or to which we are bound;

•	we have paid or caused to be paid all other sums payable under the 2023 Notes Indenture by us; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the 2023 Notes Indenture relating to the satisfaction and discharge of the 2023 Notes Indenture have been complied with.

Modification, Waiver and Meetings

Modifications and amendments of, and supplements to, the 2023 Notes Indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of Note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Notes; provided, however, that no modification or amendment may, without the consent of the holder of each Note affected thereby:

•

change the stated maturity of the principal of or any installment of interest on the Notes issued under such 2023 Notes Indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Notes, or adversely affect any right of repayment of the holder of the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

•

reduce the above-stated percentage of outstanding Notes necessary to modify or amend the 2023 Notes Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the 2023 Notes Indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Notes.

Notwithstanding the foregoing, modifications and amendments of the 2023 Notes Indenture will be permitted to be made by us, Healthcare Trust of America, Inc. and the trustee without the consent of any holder of the Notes for any of the following purposes:

•	to evidence a successor to us as obligor or Healthcare Trust of America, Inc. as guarantor under the 2023 Notes Indenture;

•

to add to our covenants or those of Healthcare Trust of America, Inc. for the benefit of the holders of the Notes or to surrender any right or power conferred upon us or Healthcare Trust of America, Inc. in the 2023 Notes Indenture;

•	to add Events of Default for the benefit of the holders of the Notes;

•

to amend or supplement any provisions of the 2023 Notes Indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any Notes then outstanding;

•	to secure the Notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the 2023 Notes Indenture by more than one trustee;

•	to provide for rights of holders of the Notes if any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in the 2023 Notes Indenture; provided, that this action shall not adversely affect the interests of holders of the Notes in any material respect;

•	to provide for the issuance of additional Notes in accordance with the limitations set forth in the 2023 Notes Indenture;

•

to supplement any of the provisions of the 2023 Notes Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the Notes; provided, that the action shall not adversely affect the interests of the holders of the Notes in any material respect; or

•

to conform the text of the 2023 Notes Indenture, any guarantee or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the 2023 Notes Indenture, such guarantee or the Notes.

In addition, without the consent of any holder of the Notes, Healthcare Trust of America, Inc., or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the Notes and the performance of every covenant of the 2023 Notes Indenture on our part to be performed or observed. Upon any assumption, Healthcare Trust of America, Inc. or the subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the 2023 Notes Indenture with the same effect as if Healthcare Trust of America, Inc. or the subsidiary had been the issuer of the Notes, and we shall be released from all obligations and covenants with respect to the Notes. No assumption shall be permitted unless Healthcare Trust of America, Inc. has delivered to the trustee (1) an officers’ certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of Healthcare Trust of America, Inc. in the 2023 Notes Indenture remain in full force and effect and (2) an opinion of independent counsel that the holders of the Notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any Notes are then listed on the New York Stock Exchange, that the Notes shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the Notes, the 2023 Notes Indenture provides that Notes owned by us or any other obligor upon the Notes or any of our affiliates or of the other obligor shall be disregarded.

The 2023 Notes Indenture contains provisions for convening meetings of the holders of the Notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us, Healthcare Trust of America, Inc. or the holders of at least 10% in principal amount of the outstanding Notes, in any case upon notice given as provided in the 2023 Notes Indenture. Except for any consent that must be given by the holder of each Note affected by certain modifications and amendments of the 2023 Notes Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding Notes. Any resolution passed or decision taken at any meeting of holders of the Notes duly held in accordance with the 2023 Notes Indenture will be binding on all holders of the Notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes, holders holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum.

Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the 2023 Notes Indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding Notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding Notes.

Reports

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, we will furnish to the trustee (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case within 15 days after we file such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants relating to the Notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate). Notwithstanding the foregoing, if permitted by the SEC, we may satisfy our obligation to furnish the reports described above by furnishing such reports filed by Healthcare Trust of America, Inc.

The sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or our covenant to provide certain reports under the 2023 Notes

Indenture as described above shall be the accrual of additional interest on the Notes at a rate of 0.25% per annum, payable semiannually. In no event shall additional interest accrue at a combined per annum rate in excess of 0.50% per annum pursuant to the 2023 Notes Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the Notes, subject to replacement in certain circumstances.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the 2023 Notes Indenture at the request of any of the holders of any Notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

The Notes will not be convertible into or exchangeable for any capital stock of us or Healthcare Trust of America, Inc.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or limited partner of ours or Healthcare Trust of America, Inc., as such, will have any liability for any of our obligations or those of Healthcare Trust of America, Inc. under the Notes, the 2023 Notes Indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

The Notes are initially represented by a note in registered, global form without interest coupons attached (the “Global Note”). The Global Note will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Note for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the Global Note will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Note will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Note).

All interests in the Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Note will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the 2023 Notes Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, the Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the 2023 Notes Indenture. Under the terms of the 2023 Notes Indenture, we, Healthcare Trust of America, Inc. and the trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, Healthcare Trust of America, Inc., the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Note or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Note; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Note and only in respect of such portion of the aggregate principal amount at maturity of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Note for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Note for Certificated Notes

The Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary;

(2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(3) upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the Notes.

In addition, beneficial interests in the Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the 2023 Notes Indenture. In all cases, Certificated Notes delivered in exchange for the Global Note or beneficial interests in the Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Note

Certificated Notes may not be exchanged for beneficial interests in the Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the 2023 Notes Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

We will make payments in respect of the Notes represented by the Global Note (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Note are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in the Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the 2023 Notes Indenture, notices to holders of the Notes will be given by mail to the addresses of holders of the Notes as they appear in the Note register; provided that notices given to holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

The 2023 Notes Indenture, the Notes and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA HOLDINGS, LP 3.500% SENIOR NOTES DUE 2026

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the 3.500% Senior Notes due 2026 of Healthcare Trust of America Holdings, LP that we may offer under this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes (as defined below) and the 2026 Notes Indenture (as defined below), which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Notes or the 2026 Notes Indenture, as applicable. As used in this summary, the terms “we,” “us,” “our” and “Healthcare Trust of America Holdings, LP” and references to the issuer refer to Healthcare Trust of America Holdings, LP and not to any of its subsidiaries or Healthcare Trust of America, Inc., unless stated otherwise. For purposes of this “Description of Healthcare Trust of America Holdings, LP 3.500% Senior Notes due 2026,” references to the “Notes” refer to the 3.500% Senior Notes due 2026. Unless the context requires otherwise, the term “interest” includes additional interest, as described below, and references to dollars mean U.S. dollars. While the terms we have summarized below will generally apply to any future Notes we may offer under this prospectus, we will describe the particular terms of any Notes that we may offer in more detail in the applicable prospectus supplement. The terms of any Notes we offer under a prospectus supplement may differ from the terms we describe below. The terms defined in this summary shall have the meanings assigned to them for purposes of this summary only.

General

We previously issued $350.0 million aggregate principal amount of 3.500% Senior Notes due 2026 (the “Existing 2026 Notes”) pursuant to an indenture, dated as of July 12, 2016 (the “2026 Notes Indenture”), among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc., as guarantor, and U.S. Bank National Association, as trustee. Any Notes issued after the date hereof will be issued as additional notes under the 2026 Notes Indenture. The Notes will be treated as a single series under the 2026 Notes Indenture with the Existing 2026 Notes and will vote as one class under the 2026 Notes Indenture. Unless the context requires otherwise, references to “Notes” for all purposes of this “Description of Healthcare Trust of America Holdings, LP 3.500% Senior Notes due 2026” include the Existing 2026 Notes and any Notes that are actually issued under the 2026 Notes Indenture.

The Notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book-Entry, Delivery and Form.” The registered holder of a Note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc. on an unsecured and unsubordinated basis. See “—Guarantee” below.

The terms of the Notes provide that we are permitted to reduce interest payments and payments upon a redemption of Notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the Notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the Notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the Notes and payments upon a redemption of Notes.

Ranking

The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of our existing and future unsecured and unsubordinated indebtedness, including our 3.375% Senior Notes due 2021, our 2.950% Senior Notes due 2022, our 3.70% Senior Notes due 2023, our Existing 2026 Notes and our 3.750% Senior Notes due 2027. However, the Notes will be effectively subordinated in right of payment to our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The Notes will also be effectively subordinated in right of payment to all existing and future liabilities, whether secured or unsecured, of our subsidiaries.

Except as described under “—Certain Covenants” and “—Merger, Consolidation or Sale,” the 2026 Notes Indenture does not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the 2026 Notes Indenture afford holders of the Notes protection in the event of (i) a recapitalization transaction or other highly leveraged or similar transaction, (ii) a change of control of us or (iii) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our assets or similar transaction that may adversely affect the holders of the Notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the Notes. Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the Notes.

Additional Notes

The Notes are initially limited to an aggregate principal amount of $350.0 million. We may, without the consent of holders of the Notes, increase the principal amount of the Notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date), and with the same CUSIP number as the Notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the Notes offered hereby. The Notes offered by this prospectus and any additional Notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the 2026 Notes Indenture.

Interest

Interest on the Notes will accrue at the rate of 3.500% per year from and including July 12, 2016 or such other date as specified in the applicable prospectus supplement, and will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning February 1, 2017 or such other date as specified in the applicable prospectus supplement. The interest so payable will be paid to each holder in whose name a Note is registered at the close of business on the January 15 or July 15 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day.

If we redeem the Notes in accordance with the terms of such Note, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such Note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

The Notes will mature on August 1, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—Our Redemption Rights” below. The Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We may redeem some or all of the Notes at our option and in our sole discretion, at any time or from time to time. Prior to the Par Call Date, the redemption price will equal the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•

as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) that would be due if the Notes matured on the Par Call Date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 35 basis points (0.35%), plus, in each case, accrued and unpaid interest thereon to the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its Notes for redemption).

Notwithstanding the foregoing, if the Notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Par Call Date” means May 1, 2026.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc. or its successors, (2) J.P. Morgan Securities LLC or its successors and (3) any two other Primary Treasury Dealers selected by us; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1) or (2) above ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Life” means the remaining term of the Notes to be redeemed, calculated as if the maturity date of such Notes were the Par Call Date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

If we decide to redeem the Notes in part, the trustee will select the Notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the Notes.

In the event of any redemption of Notes in part, we will not be required to:

•

issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the Notes on the redemption date, then on and after such date:

•	such Notes will cease to be outstanding;

•	interest on such Notes will cease to accrue; and

•	all rights of holders of such Notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitations on Incurrence of Debt.

Limitation on Total Outstanding Debt. The 2026 Notes Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the 2026 Notes Indenture, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of our most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Secured Debt. In addition to the foregoing limitation on the incurrence of Debt, the 2026 Notes Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the 2026 Notes Indenture, secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries’ property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of our most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any of our subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on our consolidated balance sheet shall be deducted from Debt and from Total Assets.

Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge. Furthermore, the 2026 Notes Indenture provides that we will not, and will not permit any of our subsidiaries to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the 2026 Notes Indenture, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets or other placement of any assets in service or removal of any assets from service by us or any of our subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition, disposition, placement in service or removal from service, or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service, being included in such unaudited pro forma calculation.

Maintenance of Unencumbered Total Asset Value. The 2026 Notes Indenture provides that we, together with our subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than

150% of the aggregate outstanding principal amount of all our and our subsidiaries’ unsecured Debt, taken as a whole.

Insurance. The 2026 Notes Indenture provides that we will, and will cause each of our subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.

As used herein:

“Acquired Debt” means Debt of a person (1) existing at the time such person becomes a subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

“Annual Debt Service Charge” as of any date means the amount of interest expense determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of us and our subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) Annual Debt Service Charge of us and our subsidiaries, (2) provision for taxes of us and our subsidiaries based on income, (3) provisions for gains and losses on properties and depreciation and amortization, (4) increases in deferred taxes and other non-cash items, (5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments, (6) the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and (7) amortization of deferred charges.

“Debt” means any of our or any of our subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of us or a subsidiary of us, by Healthcare Trust of America, Inc.’s board of directors) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles. The term “Debt” also includes, to the extent not otherwise included, any obligation of us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases), Debt of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Earnings from Operations” means, for any period, net income or loss of us and our subsidiaries, excluding (1) provisions for gains and losses on sales of investments or joint ventures; (2) provisions for gains and losses on disposition of discontinued operations; (3) extraordinary and non-recurring items; and (4) impairment charges, property valuation losses and non-cash charges necessary to record interest rate contracts at fair value; plus amounts received as rent under leases which are accounted for as financing arrangements net of related interest income, as reflected in the consolidated financial statements of us and our subsidiaries for such period determined in accordance with generally accepted accounting principles.

“Intercompany Debt” means Debt to which the only parties are any of us, Healthcare Trust of America, Inc. and any subsidiary; provided, however, that with respect to any such Debt of which we or Healthcare Trust of America, Inc. is the borrower, such Debt is subordinate in right of payment to the Notes.

“Total Assets” as of any date means the sum of (1) our and all of our subsidiaries’ Undepreciated Real Estate Assets and (2) all of our and our subsidiaries’ other assets determined in accordance with generally accepted accounting principles (but excluding intangibles).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the sum of (1) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (2) all of our and our subsidiaries’ other assets on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest; provided, however, that, in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in “—Maintenance of Unencumbered Total Asset Value,” all investments by us and any subsidiary in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with generally accepted accounting principles shall be excluded from Unencumbered Total Asset Value.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the 2026 Notes Indenture. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes upon request.

Guarantee

Healthcare Trust of America, Inc. will fully and unconditionally guarantee our obligations under the Notes, including the due and punctual payment of principal of and interest on the Notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be an unsecured and unsubordinated obligation of Healthcare Trust of America, Inc. and will rank equally in right of payment with other unsecured and unsubordinated obligations of Healthcare Trust of America, Inc. Healthcare Trust of America, Inc. has no material assets other than its investment in us.

Merger, Consolidation or Sale

The 2026 Notes Indenture provides that we or Healthcare Trust of America, Inc. may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

we or Healthcare Trust of America, Inc., as the case may be, shall be the continuing entity, or the successor entity (if other than us or Healthcare Trust of America, Inc., as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States and shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the 2026 Notes Indenture;

•

immediately after giving effect to the transaction, no Event of Default under the 2026 Notes Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the Notes and the 2026 Notes Indenture.

Events of Default

The 2026 Notes Indenture provides that the following events are “Events of Default” with respect to the Notes:

•	default for 90 days in the payment of any installment of interest under the Notes;

•

default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the Notes in accordance with the terms of the 2026 Notes Indenture shall not constitute a default in the payment of principal;

•

our failure to comply with any of our other agreements in the Notes or the 2026 Notes Indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 90 days after we receive such notice;

•

failure to pay any indebtedness for money borrowed by us, Healthcare Trust of America, Inc. or any of our Significant Subsidiaries in an outstanding principal amount in excess of $35.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding Notes); or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, Healthcare Trust of America, Inc. or any of our Significant Subsidiaries or any substantial part of their respective property.

As used herein, “Significant Subsidiary” means any subsidiary which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect on the original issue date of the Notes.

If an Event of Default under the 2026 Notes Indenture with respect to the Notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately by written notice thereof to us and Healthcare Trust of America, Inc. (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding Notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the Notes that have become due solely because of such acceleration, have been cured or waived as provided in the 2026 Notes Indenture.

Notwithstanding the foregoing, the sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or our and Healthcare Trust of America, Inc.’s covenant to provide certain reports under the 2026 Notes Indenture shall be the accrual of additional interest on the Notes as set forth below under “—Reports.”

The 2026 Notes Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Notes may waive any past default with respect to the Notes and its consequences, except a default:

•

in the payment of the principal of or interest on the Notes, unless such default has been cured and we or Healthcare Trust of America, Inc. shall have deposited with the trustee all required payments of the principal of and interest on the Notes; or

•	in respect of a covenant or provision contained in the 2026 Notes Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

The trustee will be required to give notice to the holders of the Notes of a default under the 2026 Notes Indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the Notes of any default with respect to the Notes (except a default in the payment of the principal of or interest on the Notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The 2026 Notes Indenture provides that no holders of the Notes may institute any proceedings, judicial or otherwise, with respect to the 2026 Notes Indenture or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the Notes from instituting suit for the enforcement of payment of the principal of and interest on the Notes at the respective due dates thereof.

Subject to provisions in the 2026 Notes Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the 2026 Notes Indenture at the request or direction of any holders of the Notes then outstanding under the 2026 Notes Indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Notes (or of all Notes then outstanding under the 2026 Notes Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the 2026 Notes Indenture, which may be unduly prejudicial to the holders of the Notes not joining therein or the action would involve the trustee in personal liability.

Within 120 days after the close of each fiscal year, we and Healthcare Trust of America, Inc. must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the 2026 Notes Indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

We may, at our option and at any time, elect to have our obligations and the obligations of Healthcare Trust of America, Inc. discharged with respect to the outstanding Notes and guarantee (“Legal Defeasance”). Legal Defeasance means that we and Healthcare Trust of America, Inc. shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and guarantee, and to have satisfied all other obligations under such Notes, the guarantee and the 2026 Notes Indenture, except as to:

•

the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such Notes when such payments are due from the trust funds referred to below;

•

our obligations with respect to such Notes including exchange and registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes, issuing temporary Notes, cancellation of Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties, and immunities of the trustee, and our and Healthcare Trust of America, Inc.’s obligations in connection therewith; and

•	the Legal Defeasance provisions of the 2026 Notes Indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of Healthcare Trust of America, Inc. released with respect to certain covenants under the 2026 Notes Indenture, including the covenants listed under “—Certain Covenants” above, as described in the 2026 Notes Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the 2026 Notes Indenture and such Notes and guarantee will be unaffected by the occurrence of Covenant Defeasance, and the Notes will continue to be deemed “outstanding” for all other purposes under the 2026 Notes Indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the redemption date of the Notes, as the case may be, and we must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel confirming that:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•	since the date of the 2026 Notes Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•	in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the 2026 Notes Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or Healthcare Trust of America, Inc. is a party or by which we or Healthcare Trust of America, Inc. is bound;

•

we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

•

we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The 2026 Notes Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the 2026 Notes Indenture) as to all outstanding Notes when:

•	either:

•

all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) are to be called for redemption under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we, in the case of clause (1) or (2) above, have irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the 2026 Notes Indenture or any other agreement or instrument to which we are a party or to which we are bound;

•	we have paid or caused to be paid all other sums payable under the 2026 Notes Indenture by us; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the 2026 Notes Indenture relating to the satisfaction and discharge of the 2026 Notes Indenture have been complied with.

Modification, Waiver and Meetings

Modifications and amendments of, and supplements to, the 2026 Notes Indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of Note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Notes; provided, however, that no modification or amendment may, without the consent of the holder of each Note affected thereby:

•

change the stated maturity of the principal of or any installment of interest on the Notes issued under such 2026 Notes Indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Notes, or adversely affect any right of repayment of the holder of the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

•

reduce the above-stated percentage of outstanding Notes necessary to modify or amend the 2026 Notes Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the 2026 Notes Indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Notes.

Notwithstanding the foregoing, modifications and amendments of the 2026 Notes Indenture will be permitted to be made by us, Healthcare Trust of America, Inc. and the trustee without the consent of any holder of the Notes for any of the following purposes:

•	to evidence a successor to us as obligor or Healthcare Trust of America, Inc. as guarantor under the 2026 Notes Indenture;

•

to add to our covenants or those of Healthcare Trust of America, Inc. for the benefit of the holders of the Notes or to surrender any right or power conferred upon us or Healthcare Trust of America, Inc. in the 2026 Notes Indenture;

•	to add Events of Default for the benefit of the holders of the Notes;

•

to amend or supplement any provisions of the 2026 Notes Indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any Notes then outstanding;

•	to secure the Notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the 2026 Notes Indenture by more than one trustee;

•	to provide for rights of holders of the Notes if any consolidation, merger or sale of all or substantially all of our and Healthcare Trust of America, Inc.’s property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in the 2026 Notes Indenture; provided, that this action shall not adversely affect the interests of holders of the Notes in any material respect;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the 2026 Notes Indenture;

•

to supplement any of the provisions of the 2026 Notes Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the Notes; provided, that the action shall not adversely affect the interests of the holders of the Notes in any material respect; or

•

to conform the text of the 2026 Notes Indenture, any guarantee or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the 2026 Notes Indenture, such guarantee or the Notes.

In addition, without the consent of any holder of the Notes, Healthcare Trust of America, Inc., or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium, if any, and interest on, all the Notes and the performance of every covenant of the 2026 Notes Indenture on our part to be performed or observed. Upon any assumption, Healthcare Trust of America, Inc. or the subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the 2026 Notes Indenture with the same effect as if Healthcare Trust of America, Inc. or the subsidiary had been the issuer of the Notes, and we shall be released from all obligations and covenants with respect to the Notes. No assumption shall be permitted unless Healthcare Trust of America, Inc. has delivered to the trustee (1) an officers’ certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of Healthcare Trust of America, Inc. in the 2026 Notes Indenture remain in full force and effect and (2) an opinion of independent counsel that the holders of the Notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any Notes are then listed on the New York Stock Exchange, that the Notes shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the Notes, the 2026 Notes Indenture provides that Notes owned by us or any other obligor upon the Notes or any of our affiliates or of the other obligor shall be disregarded.

The 2026 Notes Indenture contains provisions for convening meetings of the holders of the Notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us, Healthcare Trust of America, Inc. or the holders of at least 10% in principal amount of the outstanding Notes, in any case upon notice given as provided in the 2026 Notes Indenture. Except for any consent that must be given by the holder of each Note affected by certain modifications and amendments of the 2026 Notes Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the 2026 Notes Indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding Notes. Any resolution passed or decision taken at any meeting of holders of the Notes duly held in accordance with the 2026 Notes Indenture will be binding on all holders of the Notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes, holders holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum.

Reports

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, we will furnish to the trustee (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case within 15 days after we file such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants relating to the Notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate). Notwithstanding the foregoing, if permitted by the SEC, we may satisfy our obligation to furnish the reports described above by furnishing such reports filed by Healthcare Trust of America, Inc.

The sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or our covenant to provide certain reports under the 2026 Notes Indenture as described above shall be the accrual of additional interest on the Notes at a rate of 0.25% per annum, payable semiannually. In no event shall additional interest accrue at a combined per annum rate in excess of 0.50% per annum pursuant to the 2026 Notes Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the Notes, subject to replacement in certain circumstances.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the 2026 Notes Indenture at the request of any of the holders of any Notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

The Notes will not be convertible into or exchangeable for any capital stock of us or Healthcare Trust of America, Inc.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or limited partner of ours or Healthcare Trust of America, Inc., as such, will have any liability for any of our obligations or those of Healthcare Trust of America, Inc. under the Notes, the 2026 Notes Indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Notes are initially represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the 2026 Notes Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the 2026 Notes Indenture. Under the terms of the 2026 Notes Indenture, we, Healthcare Trust of America, Inc. and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, Healthcare Trust of America, Inc., the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

None of us, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 120 days after the date of such notice;

(2) we, in our sole discretion, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(3) upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the 2026 Notes Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in a Global Note pursuant to the terms of the 2026 Notes Indenture.

Same Day Settlement and Payment

We will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC, to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the 2026 Notes Indenture, notices to holders of the Notes will be given by mail to the addresses of holders of the Notes as they appear in the Note register; provided that notices given to holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

The 2026 Notes Indenture, the Notes and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA HOLDINGS, LP 3.750% SENIOR NOTES DUE 2027

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the 3.750% Senior Notes due 2027 of Healthcare Trust of America Holdings, LP that we may offer under this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes (as defined below) and the 2027 Notes Indenture (as defined below), which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Notes or the 2027 Notes Indenture, as applicable. As used in this summary, the terms “we,” “us,” “our” and “Healthcare Trust of America Holdings, LP” and references to the issuer refer to Healthcare Trust of America Holdings, LP and not to any of its subsidiaries or Healthcare Trust of America, Inc., unless stated otherwise. For purposes of this “Description of Healthcare Trust of America Holdings, LP 3.750% Senior Notes due 2027,” references to the “Notes” refer to the 3.750% Senior Notes due 2027. Unless the context requires otherwise, the term “interest” includes additional interest, as described below, and references to dollars mean U.S. dollars. While the terms we have summarized below will generally apply to any future Notes we may offer under this prospectus, we will describe the particular terms of any Notes that we may offer in more detail in the applicable prospectus supplement. The terms of any Notes we offer under a prospectus supplement may differ from the terms we describe below. The terms defined in this summary shall have the meanings assigned to them for purposes of this summary only.

General

We previously issued $500.0 million aggregate principal amount of 3.750% Senior Notes due 2027 (the “Existing 2027 Notes”) pursuant to an indenture, dated as of June 8, 2017 (the “2027 Notes Indenture”), among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc., as guarantor, and U.S. Bank National Association, as trustee. Any Notes issued after the date hereof will be issued as additional notes under the 2027 Notes Indenture. The Notes will be treated as a single series under the 2027 Notes Indenture with the Existing 2027 Notes and will vote as one class under the 2027 Notes Indenture. Unless the context requires otherwise, references to “Notes” for all purposes of this “Description of Healthcare Trust of America Holdings, LP 3.750% Senior Notes due 2027” include the Existing 2027 Notes and any Notes that are actually issued under the 2027 Notes Indenture.

The Notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book-Entry, Delivery and Form.” The registered holder of a Note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc. on an unsecured and unsubordinated basis. See “—Guarantee; Release” below.

The terms of the Notes provide that we are permitted to reduce interest payments and payments upon a redemption of Notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the Notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the Notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the Notes and payments upon a redemption of Notes.

Ranking

The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of our existing and future unsecured and unsubordinated indebtedness, including our

3.375% Senior Notes due 2021 (the “2021 Notes”), our 2.950% Senior Notes due 2022, our 3.70% Senior Notes due 2023 (the “2023 Notes”), our 3.500% Senior Notes due 2026 (the “2026 Notes”) and our Existing 2027 Notes. However, the Notes will be effectively subordinated in right of payment to our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The Notes will also be effectively subordinated in right of payment to all existing and future liabilities, whether secured or unsecured, of our subsidiaries.

Except as described under “—Certain Covenants” and “—Merger, Consolidation or Sale,” the 2027 Notes Indenture do not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the 2027 Notes Indenture afford holders of the Notes protection in the event of (i) a recapitalization transaction or other highly leveraged or similar transaction, (ii) a change of control of us or (iii) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our assets or similar transaction that may adversely affect the holders of the Notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the Notes. Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the Notes.

Additional Notes

The Notes are initially limited to an aggregate principal amount of $500 million. We may, without the consent of holders of the Notes, increase the principal amount of the Notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date), and with the same CUSIP number as the Notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the relevant Notes offered hereby. The Notes offered by this prospectus and any additional Notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the 2027 Notes Indenture.

Interest

Interest on the Notes will accrue at the rate of 3.750% per year from and including June 8, 2017 or such other date as specified in the applicable prospectus supplement, and will be payable semi-annually in arrears on January 1 and July 1 of each year, beginning January 1, 2018 or such other date as specified in the applicable prospectus supplement. The interest so payable will be paid to each holder in whose name a Note is registered at the close of business on the December 15 or June 15 (whether or not a business day) immediately preceding the applicable interest payment date.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day.

If we redeem the Notes in accordance with the terms of such Note, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such Note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

The Notes will mature on July 1, 2027 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—Our Redemption Rights” below. The Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We may redeem some or all of the Notes at our option and in our sole discretion, at any time or from time to time. Prior to the Par Call Date, the redemption price will equal the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•

as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) that would be due if the Notes matured on the Par Call Date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points (0.25%), plus, in each case, accrued and unpaid interest thereon to the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its Notes for redemption).

Notwithstanding the foregoing, if the Notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Par Call Date” means April 1, 2027.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) Wells Fargo Securities, LLC or its successors, (2) J.P. Morgan Securities LLC or its successors and (3) any two other Primary Treasury Dealers selected by us; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1) or (2) above ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Life” means the remaining term of the Notes to be redeemed, calculated as if the maturity date of such Notes were the Par Call Date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

If we decide to redeem the Notes in part, the trustee will select the Notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the Notes.

In the event of any redemption of Notes in part, we will not be required to:

•

issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the Notes on the redemption date, then on and after such date:

•	such Notes will cease to be outstanding;

•	interest on such Notes will cease to accrue; and

•	all rights of holders of such Notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitations on Incurrence of Debt.

Limitation on Total Outstanding Debt.    The 2027 Notes Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the 2027 Notes Indenture, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of our most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Secured Debt.    In addition to the foregoing limitation on the incurrence of Debt, the 2027 Notes Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the 2027 Notes Indenture, secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries’ property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of our most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any of our subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on our consolidated balance sheet shall be deducted from Debt and from Total Assets.

Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge.    Furthermore, the 2027 Notes Indenture provides that we will not, and will not permit any of our subsidiaries to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the 2027 Notes Indenture, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four- quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets or other placement of any assets in service or removal of any assets from service by us or any of our subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition, disposition, placement in service or removal from service, or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service, being included in such unaudited pro forma calculation.

Maintenance of Unencumbered Total Asset Value.    The 2027 Notes Indenture provides that we, together with our subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate outstanding principal amount of all our and our subsidiaries’ unsecured Debt, taken as a whole.

Insurance.    The 2027 Notes Indenture provides that we will, and will cause each of our subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.

As used herein:

“Acquired Debt” means Debt of a person (1) existing at the time such person becomes a subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

“Annual Debt Service Charge” as of any date means the amount of interest expense determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of us and our subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) Annual Debt Service Charge of us and our subsidiaries, (2) provision for taxes of us and our subsidiaries based on income, (3) provisions for gains and losses on properties and depreciation and amortization, (4) increases in deferred taxes and other non-cash items, (5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments, (6) the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and (7) amortization of deferred charges.

“Debt” means any of our or any of our subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of us or a subsidiary of us, by Healthcare Trust of America, Inc.’s board of directors) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles. The term “Debt” also includes, to the extent not otherwise included, any obligation of us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases), Debt of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Earnings from Operations” means, for any period, net income or loss of us and our subsidiaries, excluding (1) provisions for gains and losses on sales of investments or joint ventures; (2) provisions for gains and losses on disposition of discontinued operations; (3) extraordinary and non-recurring items; and (4) impairment charges, property valuation losses and non-cash charges necessary to record interest rate contracts at fair value; plus amounts received as rent under leases which are accounted for as financing arrangements net of related interest income, as reflected in the consolidated financial statements of us and our subsidiaries for such period determined in accordance with generally accepted accounting principles.

“Intercompany Debt” means Debt to which the only parties are any of us, Healthcare Trust of America, Inc. and any subsidiary; provided, however, that with respect to any such Debt of which we or Healthcare Trust of America, Inc. is the borrower, such Debt is subordinate in right of payment to the Notes.

“Total Assets” as of any date means the sum of (1) our and all of our subsidiaries’ Undepreciated Real Estate Assets and (2) all of our and our subsidiaries’ other assets determined in accordance with generally accepted accounting principles (but excluding intangibles).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the sum of (1) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (2) all of our and our subsidiaries’ other assets on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest; provided, however, that, in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in “—Maintenance of Unencumbered Total Asset Value,” all investments by us and any subsidiary in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with generally accepted accounting principles shall be excluded from Unencumbered Total Asset Value.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the 2027 Notes Indenture. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes upon request.

Guarantee; Release

Healthcare Trust of America, Inc. will fully and unconditionally guarantee our obligations under the Notes, including the due and punctual payment of principal of and interest on the Notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be an unsecured and unsubordinated obligation of Healthcare Trust of America, Inc. and will rank equally in right of payment with other unsecured and unsubordinated obligations of Healthcare Trust of America, Inc. Healthcare Trust of America, Inc. will be automatically and unconditionally released and discharged from its guarantee obligations, following delivery of a written notice by us to the trustee, upon the release of all guarantees by Healthcare Trust of America, Inc. of the 2026 Notes, the 2023 Notes, the 2021 Notes and our $1,300.0 million senior unsecured revolving credit and term loan facility and any additional guarantees by Healthcare Trust of America, Inc. of senior unsecured indebtedness. Healthcare Trust of America, Inc. has no material assets other than its investment in us.

Merger, Consolidation or Sale

The 2027 Notes Indenture provides that we or Healthcare Trust of America, Inc. may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

we or Healthcare Trust of America, Inc., as the case may be, shall be the continuing entity, or the successor entity (if other than us or Healthcare Trust of America, Inc., as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States and shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the 2027 Notes Indenture;

•

immediately after giving effect to the transaction, no Event of Default under the 2027 Notes Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the Notes and the 2027 Notes Indenture.

Events of Default

The 2027 Notes Indenture provides that the following events are “Events of Default” with respect to the Notes:

•	default for 90 days in the payment of any installment of interest under the Notes;

•

default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the Notes in accordance with the terms of the 2027 Notes Indenture shall not constitute a default in the payment of principal;

•

our failure to comply with any of our other agreements in the Notes or the 2027 Notes Indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 90 days after we receive such notice;

•

failure to pay any indebtedness for money borrowed by us, Healthcare Trust of America, Inc. or any of our Significant Subsidiaries in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding Notes), provided, however, that $50.0 million will be replaced by $35.0 million for so long as any of the 2026 Notes, 2023 Notes or 2021 Notes are outstanding; or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, Healthcare Trust of America, Inc. or any of our Significant Subsidiaries or any substantial part of their respective property.

As used herein, “Significant Subsidiary” means any subsidiary which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect on the original issue date of the Notes.

If an Event of Default under the 2027 Notes Indenture with respect to the Notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately by written notice thereof to us and Healthcare Trust of America, Inc. (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding Notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the Notes that have become due solely because of such acceleration, have been cured or waived as provided in the 2027 Notes Indenture.

Notwithstanding the foregoing, the sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or our and Healthcare Trust of America, Inc.’s covenant to provide certain reports under the 2027 Notes Indenture shall be the accrual of additional interest on the Notes as set forth below under “—Reports.”

The 2027 Notes Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Notes may waive any past default with respect to the Notes and its consequences, except a default:

•

in the payment of the principal of or interest on the Notes, unless such default has been cured and we or Healthcare Trust of America, Inc. shall have deposited with the trustee all required payments of the principal of and interest on the Notes; or

•	in respect of a covenant or provision contained in the 2027 Notes Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

The trustee will be required to give notice to the holders of the Notes of a default under the 2027 Notes Indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the Notes of any default with respect to the Notes (except a default in the payment of the principal of or interest on the Notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The 2027 Notes Indenture provides that no holders of the Notes may institute any proceedings, judicial or otherwise, with respect to the 2027 Notes Indenture or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the Notes from instituting suit for the enforcement of payment of the principal of and interest on the Notes at the respective due dates thereof.

Subject to provisions in the 2027 Notes Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the 2027 Notes Indenture at the request or direction of any holders of the Notes then outstanding under the 2027 Notes Indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Notes (or of all Notes then outstanding under the 2027 Notes Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the 2027 Notes Indenture, which may be unduly prejudicial to the holders of the Notes not joining therein or the action would involve the trustee in personal liability.

Within 120 days after the close of each fiscal year, we and Healthcare Trust of America, Inc. must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the 2027 Notes Indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

We may, at our option and at any time, elect to have our obligations and the obligations of Healthcare Trust of America, Inc. discharged with respect to the outstanding Notes and guarantee (“Legal Defeasance”). Legal Defeasance means that we and Healthcare Trust of America, Inc. shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and guarantee and to have satisfied all other obligations under such Notes, the guarantee and the 2027 Notes Indenture, except as to:

•

the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such Notes when such payments are due from the trust funds referred to below;

•

our obligations with respect to such Notes including exchange and registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes, issuing temporary Notes, cancellation of Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties, and immunities of the trustee, and our and Healthcare Trust of America, Inc.’s obligations in connection therewith; and

•	the Legal Defeasance provisions of the 2027 Notes Indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of Healthcare Trust of America, Inc. released with respect to certain covenants under the 2027 Notes Indenture, including the covenants listed under “—Certain Covenants” above, as described in the 2027 Notes Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the 2027 Notes Indenture and such Notes and guarantee will be unaffected by the occurrence of Covenant Defeasance, and the Notes will continue to be deemed “outstanding” for all other purposes under the 2027 Notes Indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the redemption date of the Notes, as the case may be, and we must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel confirming that:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•	since the date of the 2027 Notes Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the 2027 Notes Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or Healthcare Trust of America, Inc. is a party or by which we or Healthcare Trust of America, Inc. is bound;

•

we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

•

we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The 2027 Notes Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the 2027 Notes Indenture) as to all outstanding Notes when:

•	either:

•

all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) are to be called for redemption under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we, in the case of clause (1) or (2) above, have irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the 2027 Notes Indenture or any other agreement or instrument to which we are a party or to which we are bound;

•	we have paid or caused to be paid all other sums payable under the 2027 Notes Indenture by us; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the 2027 Notes Indenture relating to the satisfaction and discharge of the 2027 Notes Indenture have been complied with.

Modification, Waiver and Meetings

Modifications and amendments of, and supplements to, the 2027 Notes Indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of Note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Notes; provided, however, that no modification or amendment may, without the consent of the holder of each Note affected thereby:

•

change the stated maturity of the principal of or any installment of interest on the Notes issued under such 2027 Notes Indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Notes, or adversely affect any right of repayment of the holder of the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

•

reduce the above-stated percentage in principal amount of outstanding Notes necessary to modify or amend the relevant 2027 Notes Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the 2027 Notes Indenture;

•

modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest (except to release the guarantee obligations as described in “—Guarantee; Release”); or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Notes.

Notwithstanding the foregoing, modifications and amendments of the 2027 Notes Indenture will be permitted to be made by us, Healthcare Trust of America, Inc. and the trustee without the consent of any holder of the Notes for any of the following purposes:

•	to evidence a successor to us as obligor or Healthcare Trust of America, Inc. as guarantor under the 2027 Notes Indenture;

•

to add to our covenants or those of Healthcare Trust of America, Inc. for the benefit of the holders of the Notes or to surrender any right or power conferred upon us or Healthcare Trust of America, Inc. in the 2027 Notes Indenture;

•	to add Events of Default for the benefit of the holders of the Notes;

•

to amend or supplement any provisions of the 2027 Notes Indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any Notes then outstanding;

•	to secure the Notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the 2027 Notes Indenture by more than one trustee;

•	to provide for rights of holders of the Notes if any consolidation, merger or sale of all or substantially all of our and Healthcare Trust of America, Inc.’s property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in the 2027 Notes Indenture; provided, that this action shall not adversely affect the interests of holders of the Notes in any material respect;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the 2027 Notes Indenture;

•

to supplement any of the provisions of the 2027 Notes Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the Notes; provided, that the action shall not adversely affect the interests of the holders of the Notes in any material respect; or

•

to conform the text of the 2027 Notes Indenture, the guarantee or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the 2027 Notes Indenture, such guarantee or the Notes.

In addition, without the consent of any holder of the Notes, Healthcare Trust of America, Inc., or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium, if any, and interest on, all the Notes and the performance of every covenant of the 2027 Notes Indenture on our part to be performed or observed. Upon any assumption, Healthcare Trust of America, Inc. or the subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the 2027 Notes Indenture with the same effect as if Healthcare Trust of America, Inc. or the subsidiary had been the issuer of the Notes, and we shall be released from all obligations and covenants with respect to the Notes. No assumption shall be permitted unless Healthcare Trust of America, Inc. has delivered to the trustee (1) an officers’ certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of Healthcare Trust of America, Inc. in the 2027 Notes Indenture remain in full force and effect and (2) an opinion of independent counsel that the holders of the Notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any Notes are then listed on the New York Stock Exchange, that the Notes shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the Notes, the 2027 Notes Indenture provides that Notes owned by us or any other obligor upon the Notes or any of our affiliates or of the other obligor shall be disregarded.

The 2027 Notes Indenture contains provisions for convening meetings of the holders of the Notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us, Healthcare Trust of America, Inc. or the holders of at least 10% in principal amount of the outstanding Notes, in any case upon notice given as provided in the 2027 Notes Indenture. Except for any consent that must be given by the holder of each Note affected by certain modifications and amendments of the 2027 Notes Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the 2027 Notes Indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding Notes. Any resolution passed or decision taken at any meeting of holders of the Notes duly held in accordance with the 2027 Notes Indenture will be binding on all holders of the Notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes, holders holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum.

Reports

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, we will furnish to the trustee (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case within 15 days after we file such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants relating to the Notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate). Notwithstanding the foregoing, if permitted by the SEC, we may satisfy our obligation to furnish the reports described above by furnishing such reports filed by Healthcare Trust of America, Inc.

The sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or our covenant to provide certain reports under the 2027 Notes Indenture as described above shall be the accrual of additional interest on the Notes at a rate of 0.25% per annum, payable semiannually. In no event shall additional interest accrue at a combined per annum rate in excess of 0.50% per annum pursuant to the 2027 Notes Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the Notes, subject to replacement at our option.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the 2027 Notes Indenture at the request of any of the holders of any Notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

The Notes will not be convertible into or exchangeable for any capital stock of us or Healthcare Trust of America, Inc.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or limited partner of ours or Healthcare Trust of America, Inc., as such, will have any liability for any of our obligations or those of Healthcare Trust of America,

Inc. under the Notes, the 2027 Notes Indenture, the guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Notes are initially represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) (as indirect participants in DTC), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)    upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)    ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the 2027 Notes Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the 2027 Notes Indenture. Under the terms of the 2027 Notes Indenture, we, Healthcare Trust of America, Inc. and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, Healthcare Trust of America, Inc., the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1)    any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)    any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

None of us, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)    DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 120 days after the date of such notice;

(2)    we, in our sole discretion, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(3)    upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the 2027 Notes Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in a Global Note pursuant to the terms of the 2027 Notes Indenture.

Same Day Settlement and Payment

We will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC, to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the 2027 Notes Indenture, notices to holders of the Notes will be given by mail to the addresses of holders of the Notes as they appear in the Note register; provided that notices given to holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

The 2027 Notes Indenture, the Notes and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA, INC. WARRANTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Healthcare Trust of America, Inc. warrants that we may offer under this prospectus, which consist of warrants to purchase the Class A common stock, preferred stock and/or debt securities of HTA in one or more series. Warrants may be offered independently or together with any other securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

HTA will issue the warrants directly or under a warrant agreement which HTA will enter into with a warrant agent to be selected by HTA. Each series of warrants will be issued under a separate warrant agreement to be entered into between HTA and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of HTA in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of debt securities of HTA are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which HTA may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by HTA; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities of HTA will be in registered form only.

If warrants for the purchase of shares of Class A common stock or preferred stock of HTA are offered, the prospectus supplements will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•

the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of Class A common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related Class A common stock or series of preferred stock;

•

the number of shares of Class A common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such Class A common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which HTA may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by HTA; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of Class A common stock or preferred stock of HTA will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of Class A common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying Class A common stock or preferred stock of HTA, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities of HTA or number of shares of Class A common stock or preferred stock of HTA, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to HTA or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to HTA or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when HTA or the warrant agent, as applicable, receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, HTA will, as soon as practicable, issue and deliver to such holder the debt securities, shares of Class A common stock or preferred stock of HTA that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

HTA may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a Class A common stock warrant or preferred stock warrant will be adjusted proportionately if HTA subdivides or combines its Class A common stock or preferred stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if HTA, without payment therefor:

•

issues stock or other securities convertible into or exchangeable for Class A common stock or preferred stock of HTA, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of HTA’s Class A common stock or preferred stock;

•

pays any cash to holders of HTA’s Class A common stock or preferred stock other than a cash dividend paid out of HTA’s current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issues any evidence of HTA’s indebtedness or rights to subscribe for or purchase HTA’s indebtedness to holders of HTA’s Class A common stock or preferred stock; or

•

issues Class A common stock or preferred stock or additional stock or other securities or property to holders of HTA’s Class A common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of Class A common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the shares of Class A common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a Class A common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of Class A common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the Class A common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving HTA and which result in changes of the Class A common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of HTA’s Class A common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the Class A common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA, INC. RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Healthcare Trust of America, Inc. rights that we may offer under this prospectus, which consist of rights to purchase Class A common stock, preferred stock and/or debt securities of HTA in one or more series. Rights may be offered independently or together with any other securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of Class A common stock, share of preferred stock or debt security of HTA upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of Class A common stock, shares of preferred stock or debt securities of HTA that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by HTA in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which consist of an interest in two or more classes of securities offered hereby. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE HEALTHCARE TRUST OF

AMERICA, INC. CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of the Charter and Bylaws. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the Charter and Bylaws and the relevant provisions of Maryland law for a more complete understanding of these provisions. Copies of the Charter and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find Additional Information.”

Number of Directors; Vacancies

The Charter provides that the number of directors will be six, which number may be increased or decreased in accordance with the Bylaws, provided that the total number of directors will not be fewer than three, nor more than 15. The Bylaws provide that a majority of HTA’s entire board of directors may at any time increase or decrease the number of directors, provided that the total number of directors will not be fewer than the minimum number required by the MGCL or the Charter, nor more than 15. Currently there are eight directors serving on the board of directors.

The Charter and Bylaws provide that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Notwithstanding the foregoing, the Charter provides that independent directors will nominate replacements for vacancies among the independent directors’ positions.

Annual Elections

Each of HTA’s directors are elected by HTA’s stockholders to serve for a one-year term and until his or her successor is duly elected and qualifies. Directors in uncontested elections are elected by the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders at which a quorum is present, and directors in contested elections are elected by a plurality of all votes cast.

Removal of Directors

The Charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Calling of Special Meetings of Stockholders

The Charter and Bylaws provide that special meetings of stockholders may be called by the board of directors, the independent directors, the chairman of the board of directors or HTA’s president or chief executive officer and shall be called by HTA’s secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting (subject to the stockholders’ compliance with certain procedures set forth in the Bylaws).

Action by Stockholders

According to the Bylaws, the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called at which a quorum is present shall be required to elect a director in uncontested elections, and a majority of the votes cast at a meeting of stockholders duly called at which a quorum is present shall be sufficient to approve any other matter which may properly come before a meeting, unless more than a majority of votes cast is required by the MGCL or the Charter. These provisions, combined with the requirements of the Bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders discussed below and the calling of a stockholder-requested special meeting of stockholders discussed above, may have the effect of delaying consideration of a stockholder proposal. Common stockholders may take action without a meeting only if a unanimous consent setting forth the action is given in writing or by electronic transmission by each common stockholder entitled to vote on the matter.

Proxy Access

The Bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, who have maintained continuous ownership of at least three percent of our outstanding shares of Class A common stock for at least three years to require us to include in our proxy materials for an annual meeting of stockholders a number of director nominees not to exceed the greater of two nominees or 20 percent of the number of directors up for election.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the Bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by the Bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the Bylaws and at the time of the special meeting, and who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions and provided the information required by the Bylaws.

The purpose of requiring stockholders to give HTA advance notice of nominations and other business is to afford the board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about such nominees or business. Although the Bylaws do not give the board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to HTA and its stockholders.

Approval of Extraordinary Corporate Actions, Amendment of Charter

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate or merge with, or convert to, another entity, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is declared advisable by the board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, the Charter provides that any of these actions may be approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Amendment of Bylaws

The Bylaws may be amended by (i) the board of directors or (ii) the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock pursuant to a binding proposal submitted by any stockholder or group of up to five stockholders holding at least one percent of the outstanding shares of Class A common stock for at least one year. A stockholder proposal submitted under the Bylaws (a) may not alter or repeal (i) the amendment provisions of the Bylaws or (ii) the provisions of the Bylaws related to indemnification of directors and officers of the Company, in either case, without the approval of the board of directors and (b) must be permitted by applicable law.

No Stockholder Rights Plan

HTA has no stockholder rights plan. In the future, HTA does not intend to adopt a stockholder rights plan unless HTA’s stockholders approve in advance the adoption of a plan or, if adopted by the board of directors, HTA submits the stockholder rights plan to HTA’s stockholders for a ratification vote within 12 months of adoption or the plan will terminate.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation), or an affiliate of an interested stockholder, in either case after the date on which the corporation had 100 or more beneficial owners of stock, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Any such business combination entered into after the five-year prohibition must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. The board of directors has adopted a resolution exempting any business combination between HTA and any other person or entity from the business combination provisions of the MGCL, provided that such business combination is first approved by the board of directors.

As a result, any person may be able to enter into business combinations with HTA that may not be in the best interests of our stockholders without compliance by HTA with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of HTA and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transactions or to acquisitions approved or exempted by the charter or bylaws of the corporation.

The Bylaws exempt any and all acquisitions of shares of HTA’s stock from the control share acquisition statute. According to the Bylaws, this exemption may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided in any successor bylaw, apply to any prior or subsequent share acquisition.

Certain Elective Provisions of Maryland Law

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors who are not officers or employees of the corporation or affiliated with an acquiring person, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of

(i) a classified board, (ii) a two-thirds vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (v) a majority requirement for the calling of a stockholder-requested special meeting of stockholders. Pursuant to Subtitle 8, HTA has elected that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Through provisions in the Charter and Bylaws unrelated to Subtitle 8, HTA vests in the board of directors the exclusive power to fix the number of directorships (provided that the number is not less than three) and requires, unless called by the board of directors, HTA’s independent directors, the chairman of the board of directors or HTA’s president or chief executive officer, the written request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter. Pursuant to a resolution adopted by the board of directors, HTA is prohibited from classifying the board under Subtitle 8 unless stockholders entitled to vote generally in the election of directors approve a proposal to repeal such resolution by the affirmative vote of a majority of the votes cast on the matter. However, the board of directors could elect to provide for any of the remaining provisions.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of The Charter and Bylaws

The provisions of the MGCL, the Charter and the Bylaws described above could delay, defer or prevent a transaction or a change in control of HTA that might involve a premium price for holders of the common stock or otherwise be in the best interests of HTA’s stockholders. Likewise, if the board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL or if the provision in the Bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between HTA and a director or between HTA and any other corporation or other entity in which any of HTA’s directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

•

the fact of the common directorship or interest is disclosed or known to the board of directors or a committee of the board of directors, and the board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•

the fact of the common directorship or interest is disclosed or known to HTA’s stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, excluding votes cast by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to HTA.

Purchase and Lease of Assets. The Charter provides that HTA may purchase or lease assets from an officer or director or affiliate thereof upon a finding by a majority of directors, including a majority of independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to HTA and at a price no greater than the cost of the asset to such officer, director or affiliate thereof or, if the price to HTA is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any property to HTA exceed its current appraised value. In addition, the Charter provides that an officer, director or affiliate thereof may purchase or lease assets from HTA only in accordance with the requirements described in the preceding sentences.

Other Transactions. The Charter also provides that we will not engage in any other transaction with an officer, director or affiliate thereof unless a majority of directors, including a majority of independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to HTA and on terms and conditions not less favorable to HTA than those available from unaffiliated third parties. The Charter prohibits HTA from making loans to an officer, director or affiliate thereof except certain mortgages or loans to HTA’s wholly owned subsidiaries. In addition, HTA’s officers and directors and any affiliates thereof may not make loans to HTA, or to joint ventures in which HTA is a co-venturer, unless approved by a majority of directors, including a majority of independent directors, not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to HTA than comparable loans between unaffiliated parties.

Related Party Transactions Policy. HTA’s related party transactions policy is included as part of HTA’s code of ethics. Under HTA’s code of ethics, all transactions involving directors, officers and employees involving a conflict of interest must be approved by a majority of the board of directors (including a majority of the disinterested independent directors) as fair and reasonable to HTA and on terms not less favorable to HTA than those available from third parties, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, the board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although the board of directors will have no obligation to do so.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Charter and Bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, HTA is obligated to indemnify any present or former director or officer or any individual who, while a director or officer of HTA and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the ultimate entitlement to indemnification.

The Charter and Bylaws also permit HTA to indemnify and advance expenses to any person who served a predecessor of HTA in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling HTA for liability arising under the Securities Act, HTA has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

HTA has entered into indemnification agreements with each of HTA’s directors and executive officers whereby HTA indemnifies such directors and executive officers against all expenses and liabilities, and agrees to pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by a director or executive officer to a court of appropriate jurisdiction, such court may order HTA to indemnify such director or executive officer.

REIT Qualification

The Charter provides that the board of directors may revoke or otherwise terminate HTA’s REIT election, without approval of HTA’s stockholders, if it determines that it is no longer in HTA’s best interests to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary addresses U.S. federal income tax considerations related to our election to be subject to taxation as a REIT and the ownership and disposition of our Class A common stock that we anticipate being material to holders of our stock. This summary does not address the consequences of an investment in shares of our preferred stock, debt securities, warrants, rights or units. The tax considerations of such an investment will be discussed in the applicable prospectus supplement. This summary does not address any foreign, state, or local tax consequences of holding our Class A common stock. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the Internal Revenue Service (the “IRS”) regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules. Prospective purchasers of our securities are urged to consult their tax advisors prior to any investment in our securities concerning the potential U.S. federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations.

Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our Company” refer to Healthcare Trust of America, Inc.

Taxation of Our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2007, and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes.

In the opinion of O’Melveny & Myers LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2007 through December 31, 2018, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2019 and thereafter. You should be aware that O’Melveny & Myers LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks of the date issued. In addition, O’Melveny & Myers LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While O’Melveny & Myers LLP has reviewed those matters in connection with the foregoing opinion, O’Melveny & Myers LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Qualification as a REIT—Failure to Qualify.”

If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we currently distribute to our stockholders. We intend to make distributions to our stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “—Qualification as a REIT—Annual Distribution Requirements” below.

Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

•	We may be subject to the “alternative minimum tax” for taxable years beginning on or before December 31, 2017;

•	We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•

We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business, other than foreclosure property) unless the gain is realized in a “taxable REIT subsidiary” (“TRS”), or such property has been held by us for two years and certain other requirements are satisfied;

•

If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

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If we fail to satisfy any of the asset tests, other than the 5% or the 10% asset tests that qualify under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “—Qualification as a REIT—Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

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If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “—Qualification as a REIT—Income Tests” and “—Qualification as a REIT— Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% excise tax if certain distribution requirements are not satisfied;

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements;”

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If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us;

•	We will be required to pay a 100% tax on any re-determined rents, re-determined deductions and excess interest. In general, re-determined rents are rents from real property that are overstated as a result of services furnished to any of our non-TRS tenants by any TRS in which we hold an interest. Re-determined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations;

•	We will be subject to a 100% tax on certain income (net of certain deductions) imputed to a TRS, as a result of re-determining or reallocating income among related or commonly controlled entities; and

•	Income earned by any TRS in which we hold an interest or any other subsidiaries that are taxable as C corporations will be subject to tax at regular corporate rates.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Qualification as a REIT

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association that properly elects to be taxed as a REIT (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements, and (vi) that meets the additional requirements discussed below. We have adopted December 31 as our year end, and thereby satisfy requirement (v) above.

Ownership Tests

In order to qualify as a REIT, commencing with our second REIT taxable year, (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Stock ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, stock held by it is treated as owned proportionately by its beneficiaries.

We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, the Charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding stock in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

•	First, at least 75% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (other than gain from prohibited transactions and excluding for this purpose debt instruments that would not be real estate assets but for the inclusion of debt instruments of “publicly offered REITs” (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act) in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described below under “Asset Tests”), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

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Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) for each taxable year must be derived from sources qualifying under the 75% gross income test and from other types of dividends and interest, gain from the sale or disposition of stock or securities that are not dealer property, for taxable years beginning after December 31, 2015, gain from the sale of debt instruments issued by “publicly offered REITs” even if not secured by real property or an interest in real property, or any combination of the above.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility” or a “qualified healthcare property,” as defined in the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” under the applicable tax rules. Accordingly, “impermissible services” that we provide to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) would give rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not intend to charge significant rent that is based in whole or in part on the income or profits of any person, derive significant rents from related party tenants, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, or derive impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualified rents could cause us to fail to qualify as a REIT.

Distributions that we receive from a TRS will be classified as dividend income to the extent of the earnings and profits of the TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test unless attributable to investments of certain new capital during the one-year period beginning on the date of receipt of the new capital. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal income tax based on the extent to which we fail to meet the 75% or 95% gross income tests.

Hedging transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain).

Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedge described above with respect to certain indebtedness or property, or the Original Hedge, and a portion of the hedged indebtedness is extinguished or property hedged is disposed of and in connection with such extinguishment or disposition we enter into one or more clearly identified hedging transactions that would, in general, hedge the Original Hedge, or the Counteracting Hedge, income from the applicable Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge or the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests to the extent that the Counteracting Hedge hedges the Original Hedge.

To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure and monitor our hedging transactions so that such transactions do not jeopardize our ability to qualify as a REIT.

Qualified temporary investment income. Income derived from certain types of temporary stock and debt investments made with the proceeds of an offering, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following this offering, income from investments of the proceeds of this offering will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Interest. For a discussion of interest income as it relates to the gross income tests, see “—Investments in Certain Debt Instruments” below.

Asset Tests

At the close of each quarter of each taxable year, we must also satisfy five tests relating to the nature of our assets. First, real estate assets (including for this purpose, effective for taxable years beginning after December 31, 2015, personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property” for purposes of the 75% gross income test and debt instruments issued by “publicly offered REITs.”), cash and cash items (including certain money market funds), and government securities must represent at least 75% of the value of our total assets. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of any TRS in which we hold an interest, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt” securities (for example, debt securities of a corporation of which we own no more than a de minimis amount of equity interest that are not convertible into stock of the corporation and as to which the amount and timing of payments is not subject to any contingencies), loans to individuals or estates, and accrued obligations to pay rent from real property. Fourth, securities of TRSs cannot represent more than 20% (or, in the case of taxable years beginning before January 1, 2018, 25%) of our total assets. Although we intend to meet these asset tests, no assurance can be given that we will be able to do so. Fifth, effective for taxable years after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described above. For purposes of these asset tests, we are treated as holding our proportionate share of our subsidiary partnerships’ assets. Also, for purposes of these asset tests, the term “real estate assets” includes any property that is not otherwise a real estate asset and that is attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date the REIT receives such capital. “Real estate assets” include our investments in stocks of other REITs but do not include stock of any real estate company, or other company, that does not qualify as a REIT (unless eligible for the special rule for temporary investment of new capital).

We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than our first calendar quarter as a REIT, we will not lose our qualification as a REIT if one of the following exceptions applies:

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We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our qualification as a REIT if one of the following additional exceptions applies:

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De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

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General Exception: All of the following requirements are satisfied: (i) the failure does not meet the de minimis exception described above, (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (v) we pay an excise tax as described above in “—Taxation of Our Company.”

Annual Distribution Requirements

In order to qualify as a REIT, each taxable year we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Subject to certain requirements, we may satisfy our distribution requirement by paying a taxable stock dividend.

To the extent that we do not distribute all of our net capital gain and taxable income, we will be subject to U.S. federal, state and local tax on the undistributed amount at regular corporate income tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends. Amounts paid as deficiency dividends are generally treated as taxable income for U.S. federal income tax purposes.

For tax years beginning on or before December 31, 2014, in order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential” within the meaning of the Code. A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. However, this rule will not apply to tax years beginning after December 31, 2014 so long as we remain a “publicly offered REIT.”

We may retain and pay income tax on net long-term capital gains we receive during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each stockholder’s basis in its stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We believe that we have not had any non-REIT earnings and profits at the end of any taxable year and we intend to distribute any non-REIT earnings and profits that we accumulate before the end of any taxable year in which we accumulate such earnings and profits.

Elective Cash/Stock Dividends

On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by publicly offered REITs. Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in Revenue Procedure 2017-45 are satisfied. Although we do not currently intend to pay dividends in our stock, if in the future we choose to do so, our stockholders may be required to pay tax in excess of the cash they receive.

Failure to Qualify

If we fail to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends as described above, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains.

Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

Prohibited Transaction Tax

Any gain realized by us on the sale of any property held (other than foreclosure property) as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our subsidiary partnerships and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a “safe harbor” pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.

We generally intend to hold properties for investment, but we may make sales of properties consistent with our strategic objectives. In the future, we may make sales at a gain that do not satisfy the safe harbor requirements described above. There can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Qualified REIT Subsidiaries and Disregarded Entities

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary” (“QRS”), or if a REIT owns 100% of the membership interests in a domestic limited liability company or other domestic unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for U.S. federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for U.S. federal income tax purposes (or, in the case of certain foreign entities, such an entity that affirmatively elects not to be treated as a corporation) generally is disregarded as an entity separate from its owner for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. To the extent we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States.

Taxation of Subsidiary Partnerships

We hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our operating partnership. Under the Code, a partnership is not subject to U.S. federal income tax, but is required to file a partnership tax return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and, for purposes of the REIT income and asset tests, will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Our proportionate share of the assets and items of income of our operating partnership and any subsidiary partnership, including such partnership’s share of the assets and liabilities and items of income with respect to any partnership or disregarded entity in which it holds an interest, will be treated as our assets and liabilities and items of income for purposes of applying the REIT asset and income tests. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of operating partnership units in proportion to the overall interests of each such holder, as defined in the partnership agreement. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships, including our operating partnership, acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Any gain realized by the operating partnership on the sale of property held by it for more than one year generally will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

The discussion above assumes that our operating partnership and any subsidiary partnerships will be treated as a “partnership” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that provision. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Operating partnership units will not be traded on an established securities market, and we intend to operate so that our operating partnership is not treated as a corporation under the publicly traded partnership rules. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. For example, interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership (determined, in certain cases, by counting indirect partners who held their partnership interest through certain flow through entities). If any subsidiary partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income includes real property rents and other types of passive income, and is very similar to the types of income that we must generate in order to satisfy the REIT income tests discussed above. We intend to operate so that our operating partnership and any subsidiary partnerships will satisfy at least one of the above-mentioned safe harbors, and/or comply with the qualifying income exception, so as to avoid being taxed as a corporation under these rules. However, treatment of the operating partnership or other subsidiary partnership as a corporation could prevent us from qualifying as a REIT.

Investments in Certain Debt Instruments

We have acquired and may continue to acquire mortgage loans, and may acquire other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property; provided, however, that for taxable years beginning after December 31, 2015, in the case of mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is qualifying under the 75% asset requirement and interest income that qualifies for purposes of the 75% gross income requirement. For purposes of the preceding sentence, however, the IRS has indicated in published guidance that we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification of the loan will substantially reduce a significant risk of default on such loan, and any such modification will not be treated as a prohibited transaction. Even if a loan is not secured by real property, or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes (such fair market value is referred to as the “loan value” of the real property), then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. The IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the loan and the greater of the current value of the real property securing the loan, or the loan value of the real property securing the loan.

The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT qualification if we acquired them. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Investments in TRSs

We own a subsidiary that has elected to be treated as a TRS for U.S. federal income tax purposes, and may in the future own interests in additional TRSs. A TRS is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as a TRS. In addition, if any TRS in which we hold an interest owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. A TRS is generally subject to U.S. federal and, possibly, state, local and foreign taxes. The taxes owed by a TRS could be substantial. To the extent that any TRS in which we hold an interest is required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly. Overall, no more than 20% (or, in the case of taxable years beginning before January 1, 2018, 25%) of the value of our assets may consist of stock and securities of TRSs.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a health care or lodging facility or, generally, provides rights to any brand name under which any health care or lodging facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a health care facility or a lodging facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified health care property or a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified health care property or qualified lodging facility if it employs individuals working at such property or facility located outside of the United States, but only if an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. An “eligible independent contractor” is, generally, with respect to any qualified health care property or qualified lodging facility, any independent contractor (as defined in section 856(d)(3) of the Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified health care property or qualified lodging facility, such contractor (or any related person) is actively engaged in the trade or business of operating qualified health care properties or qualified lodging facilities, respectively, for any person who is not a related person with respect to the parent REIT or the TRS. Certain payments made by any TRS to us may not be deductible by the

TRS (which could materially increase the TRS’s taxable income). In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under the Code in order to more clearly reflect the income of the TRS. Finally, we will be subject to a 100% tax on “redetermined TRS service income” in respect of amounts imputed to a TRS as a result of redetermining or reallocating income among related or commonly controlled entities (e.g., amounts paid to a TRS for services it renders to or on behalf of us).

Interest Expense Deductions

The Tax Cuts and Jobs Act, signed into law in December 2017 (the “Tax Cuts and Jobs Act”), generally imposes certain limitations on the ability of taxpayers to deduct net business interest expenses for federal income tax purposes for tax years beginning on or after January 1, 2018. However, the Tax Cuts and Jobs Act provides an election whereby certain taxpayers engaged in a real estate trade or business, generally including for this purpose a REIT, may elect for this limitation not to apply. However, taxpayers that make this election generally are not eligible for certain depreciation methodologies. We may make this election for applicable tax years, in which case the above limitations on interest expense deductions generally would not apply to us.

In addition, the above described limitations on net business interest expense deductions generally would be determined at the entity-level. As a result, the ability of our TRSs to deduct business interest expense for tax years beginning on or after January 1, 2018 may be subject to limitations under the Tax Cuts and Jobs Act even if we make such an election.

Net Operating Losses

The Tax Cuts and Jobs Act also generally restricts the ability of taxpayers to utilize net operating losses to no more than 80% their taxable income and precludes them from carrying-back net operating losses to prior tax years.

Taxation of U.S. Stockholders

The term “U.S. stockholder” means a beneficial owner of the Class A common stock that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations (except to the limited extent discussed below); (v) U.S. expatriates; (vi) persons who have elected to use a mark-to-market method of accounting; (vii) subchapter S corporations; (viii) U.S. stockholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our stock through the exercise of employee stock options or otherwise as compensation; (xi) persons holding shares of our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Code; (xiii) persons holding our stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our stock. If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership. This summary assumes that stockholders hold our stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

Distributions

Pursuant to the Tax Cuts and Jobs Act, dividends received from REITs that are treated as “qualified REIT dividends” received by certain individuals, trusts and estates generally qualify for a 20% deduction, subject to certain limitations, for taxable years beginning after December 31, 2017 and before January 1, 2026. For this purpose, a “qualified REIT dividend” generally includes any dividend from a REIT received during a taxable year that is not (i) a “capital gain dividend” or (ii) “qualified dividend income,” in each case, as discussed below. To qualify for this deduction, a U.S. stockholder must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.

Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, subject to the discussion above regarding qualified REIT dividends, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate stockholders. Our ordinary dividends generally will not qualify as “qualified dividend income” currently taxed as net capital gain for U.S. stockholders that are individuals, trusts, or estates. However, provided we properly designate the distributions, distributions to U.S. stockholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains to the extent the U.S. stockholder satisfies certain holding period requirements and to the extent the dividends are attributable to (i) qualified dividend income we receive from other corporations during the taxable year, including from any TRS in which we hold an interest, and (ii) our undistributed earnings or built-in gains taxed at the corporate level during the immediately preceding year. We do not anticipate distributing a significant amount of qualified dividend income.

The discussion in this section applies equally to certain distributions payable in cash and taxable stock distributions. Taxable U.S. stockholders receiving taxable stock dividends will be required to include as dividend income the fair market value of the stock received plus any cash or other property received in the distribution, to the extent of the REIT’s current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s stock. To the extent a return of capital distribution exceeds a U.S. stockholder’s tax basis in its stock, the distribution will be taxable as capital gain realized from the sale of such stock.

Dividends declared by us in October, November or December and payable to a stockholder of record on a specified date in any such month shall be treated both as paid by us and as received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits at the time the distribution is actually made. As a result, stockholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. stockholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Effective for distributions in taxable years beginning after December 31, 2015, the aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividend income” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year that are treated as paid with respect to such year.

The REIT provisions of the Code do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of designated retained net long-term capital gains for the taxable year. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in its stock would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. stockholder’s long-term capital gains.

Passive Activity Loss and Investment Interest Limitations; No Pass Through of Losses

Our distributions and gain from the disposition of our stock will not be treated as passive activity income and, therefore, U.S. stockholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. stockholders, our distributions (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our stock (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. stockholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. stockholders may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sale or Disposition of Stock

In general, any gain or loss realized upon a taxable disposition of shares of our stock by a stockholder will be a long-term capital gain or loss if the stock has been held for more than one year and otherwise will be a short-term capital gain or loss. However, any loss upon a sale or exchange of the stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of our distributions or undistributed capital gains required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of our stock may be disallowed if the taxpayer purchases other shares of the common stock within 30 days before or after the disposition.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts will be required to pay an additional 3.8% tax (the “Medicare Tax”) on, among other things, certain dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of the Medicare Tax on their ownership and disposition of our stock.

Taxation of U.S. Tax-Exempt Stockholders

In General

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” (“UBTI”), which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. Before making an investment in shares of our stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our stock.

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder or gains from the disposition of our stock held as capital assets generally will not constitute UBTI unless the exempt organization’s stock is debt-financed property (e.g., the stockholder has incurred “acquisition indebtedness” with respect to such stock). However, if we are a “pension-held REIT,” this general rule may not apply to distributions to certain pension trusts that are qualified trusts (as defined above in “—Qualification as a REIT—Ownership Tests” ) and that hold more than 10% (by value) of our stock. We will be treated as a “pension-held REIT” if (i) treating qualified trusts as individuals would cause us to fail the 5/50 Test (as defined above) and (ii) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock. In the event we are a pension-held REIT, the percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. We cannot assure you that we will not be treated as a pension-held REIT.

Special Issues

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI. Prospective tax-exempt stockholders are urged to consult their tax advisors regarding the implications of these rules with respect to their investment in our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-U.S. beneficial owners of the Class A common stock, such as nonresident alien individuals, foreign corporations, and foreign trusts and estates (“non-U.S. stockholders”), are complex. This section is only a partial discussion of such rules. This discussion does not attempt to address the considerations that may be relevant for non-U.S. stockholders that are partnerships or other pass-through entities, that hold their stock through intermediate entities or that are subject to special rules (such as sovereigns).

Prospective non-U.S. stockholders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of “United States real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain generally will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates do not apply to dividends from REITs or are available in limited circumstances. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business and, if so required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates (in the same manner as U.S. stockholders are taxed on distributions) and also may be subject to a 30% branch profits tax in the case of a corporate non-U.S. stockholder (subject to reduction under an applicable income tax treaty). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder (including any portion of any dividend that is payable in our stock) that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” unless either (i) a lower treaty rate or special provision of the Code applies and the non-U.S. stockholder files with us any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. stockholder files with us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

A non-U.S. stockholder generally will not incur tax on a return of capital distribution in excess of our current and accumulated earnings and profits that is not attributable to the gain from our disposition of a “United States real property interest” if the excess portion of the distribution does not exceed the adjusted basis of the non-U.S. stockholder’s stock. Instead, the excess portion of the distribution will reduce the adjusted basis of the stock. However, a non-U.S. stockholder will be subject to tax on such a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in the stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may file a U.S. federal income tax return and obtain a refund from the IRS of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution that is neither attributable to the gain from our disposition of a “United States real property interest” nor designated by us as a capital gain dividend, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

Subject to the exception discussed below for 10% or smaller holders of regularly traded classes of stock, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under the Foreign Investors in Real Property Tax Act of 1980 (“FIRPTA”), regardless of whether we designate such distributions as capital gain distributions. The term “United States real property interests” includes interests in U.S. real property and stock in U.S. corporations at least 50% of whose assets, generally, consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We generally must withhold 21% of any distribution subject to these rules (“21% FIRPTA Withholding”). A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder that owns no more than 10% of our Class A common stock at all times during the one-year period ending on the date of a distribution will not be subject to FIRPTA, branch profits tax or 21% FIRPTA Withholding with respect to a distribution on stock that is attributable to gain from our sale or exchange of United States real property interests, provided that our Class A common stock continues to be regularly traded on an established securities market in the United States. Instead, any such distributions made to such non-U.S. stockholder will be subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each distribution (unless reduced by treaty).

Distributions that are designated by us as capital gain dividends, other than those attributable to the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•

such distribution is effectively connected with the non-U.S. stockholder’s U.S. trade or business and, if so required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to tax on a net basis in a manner similar to the taxation of U.S. stockholders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the additional 30% branch profits tax; or

•

the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case such nonresident alien individual generally will be subject to a 30% tax on the individual’s net U.S. source capital gain.

It is not entirely clear to what extent we are required to withhold on distributions to non-U.S. stockholders that are not treated as ordinary income and are not attributable to the disposition of a United States real property interest. Unless the law is clarified to the contrary, we will generally withhold and remit to the IRS 21% of any distribution to a non-U.S. stockholder that is designated as a capital gain dividend (or, if greater, 21% of a distribution that could have been designated as a capital gain dividend). Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability.

It is also not entirely clear whether distributions that are (i) otherwise treated as capital gain dividends, (ii) not attributable to the disposition of a United States real property interest, and (iii) paid to non-U.S. stockholders who own 10% or less of the value of our Class A common stock at all times during the one-year period ending on the date of the distribution, will be treated as (a) long-term capital gain to such non-U.S. stockholders or as (b) ordinary dividends taxable in the manner described above. If we were to pay a capital gain dividend described in the prior sentence, non-U.S. stockholders should consult their tax advisors regarding the taxation of such distribution in their particular circumstances.

Distributions to Qualified Shareholders

Subject to the exception discussed below, for purposes of any distribution on or after December 18, 2015 to a “qualified shareholder” who holds REIT stock directly (or indirectly through one or more partnerships), such REIT stock will not be treated as a “United States real property interest” and, thus, such distribution should not be subject to special rules under FIRPTA.

However, a “qualified shareholder” with one or more “applicable investors” (i.e., persons other than “qualified shareholders” who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold (or are deemed to hold under attribution rules) more than 10% of the stock of such REIT

(whether or not by reason of the investor’s ownership in the “qualified shareholder”)), as well as such applicable investors, may be subject to FIRPTA rules.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units that is regularly traded on the NYSE or NASDAQ markets representing greater than 50% of the value of all the partnership units, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends paid by a REIT under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” during a specified period if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. With respect to any distribution after December 18, 2015 to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly (or indirectly through one or more partnerships), such distribution will not be subject to special rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such trust, corporation, organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (B) taxation of any investment income of such trust, corporation, organization or arrangement is deferred or such income is taxed at a reduced rate.

The provisions described above relating to qualified shareholders, applicable investors and qualified foreign pension funds are complex. Stockholders should consult their tax advisors with respect to the impact of such provisions on them.

Dispositions

If gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders with respect to that gain, subject to applicable alternative minimum tax, and a special alternative minimum tax in the case of nonresident alien individuals. A non-U.S. stockholder generally will not incur tax under FIRPTA on a sale or other disposition of our stock if we are a “domestically controlled qualified investment entity,” which requires that, during the shorter of the period since our formation and the five-year period ending on the date of the distribution or disposition, non-U.S. stockholders hold, directly or indirectly, less than 50% in value of our stock and we are qualified as a REIT. We cannot assure you that we are or will be a domestically controlled qualified investment entity. However, the gain from a sale of our Class A common stock by a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) our Class A common stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the New York Stock Exchange, and (ii) the non-U.S. stockholder owned, actually or constructively, 10% or less of our Class A common stock at all times during a specified testing period. Accordingly, provided that our Class A common stock is, and continues to be, regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our Class A common stock unless it owns or has owned during such period, actually or constructively, more than 10% of our Class A common stock.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. stockholder (i) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. stockholder generally will incur tax on gain (even if not subject to FIRPTA) if (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business and, if so required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will generally incur a 30% tax on his or her net U.S. source capital gains.

Purchasers of our stock from a non-U.S. stockholder generally will be required to withhold and remit to the IRS 10% of the purchase price unless at the time of purchase (i) any class of our stock is regularly traded on an established securities market in the United States (subject to certain limits if the shares sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. stockholder may receive a credit against its tax liability for the amount withheld.

Qualified Shareholders and Qualified Pension Funds

After December 18, 2015, a sale of our Class A common stock by (i) a “qualified shareholder” without one or more applicable investors, or (ii) a “qualified pension fund,” who holds such Class A common stock directly (or indirectly through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. A “qualified shareholder” with one or more applicable investors may be subject to such rules.

The provisions described above relating to qualified shareholders, applicable investors and qualified foreign pension funds are complex. Stockholders should consult their tax advisors with respect to the impact of such provisions on them.

Information Reporting Requirements and Backup Withholding Tax

The amount of distributions paid during each calendar year, and the amount of tax withheld, if any, will be reported to our U.S. stockholders and to the IRS. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding (currently at 24%) with respect to distributions paid, unless such stockholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the stockholder has furnished to us is correct and the stockholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

The amount of dividends paid and the tax withheld with respect to such dividends, regardless of whether withholding was required, will be reported to our non-U.S. stockholders and to the IRS. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (commonly referred to as “FATCA”) generally impose a 30% withholding tax on U.S. source dividends paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code) unless such foreign financial institution agrees, pursuant to an agreement with the U.S. Treasury Department or otherwise, to collect and disclose certain information regarding its direct and indirect U.S. owners (which, for this purpose, can include certain debt and equity holders of such foreign financial institution as well as the direct and indirect owners of financial accounts maintained by such institution) and satisfies certain other requirements, and (ii) certain other non-U.S. entities unless such entities provide the payor with information regarding certain direct and indirect U.S. owners of the entity, or certify that they have no such U.S. owners, and comply with certain other requirements. Withholding under FATCA is imposed on payments to foreign financial institutions and other applicable payees whether they receive such payments in the capacity of an intermediary or for their own account. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that payments in respect of our Class A common stock will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding our Class A common stock through financial institutions in) those countries. The IRS has issued proposed regulations that, when finalized, will eliminate the 30% withholding tax that would have applied to gross proceeds from the sale or other disposition of stock or property that is capable of producing U.S. source dividends. The proposed regulations provide that taxpayers may rely upon them until they are finalized. Each non-U.S. stockholder and any U.S. stockholder holding our Class A common stock through a foreign financial institution is urged to consult its tax advisor about the possible impact of these rules on their investment in our Class A common stock, and the entities through which they hold our Class A common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding of tax under FATCA.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our Class A common stock. According to publicly released statements, a top legislative priority of the new Congress and administration may be to enact significant reform of the Code, including significant changes to taxation of business entities and the deductibility of interest expense and capital investment. There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and the impact of any potential tax reform on us or an investment in our Class A common stock. Any such changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect our stockholders or us. We cannot predict how changes in the tax laws might affect our stockholders or us. New legislation, U.S. Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to continue to qualify as a REIT, or the U.S. federal income tax consequences to our stockholders and us of such qualification, or could have other adverse consequences, including with respect to ownership of our Class A common stock. For example, lower revised tax rates for corporations, or for individuals, trusts and estates, might cause current or potential stockholders to perceive investments in REITs to be relatively less attractive than is the case under current law. Investors are urged to consult their tax advisors with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Class A common stock.

Tax Cuts and Jobs Act

In December of 2017, the United States House of Representatives and Senate passed the Tax Cuts and Jobs Act, which was subsequently signed into law by President Trump. The Tax Cuts and Jobs Act made a number of fundamental changes to the U.S. federal income taxation of individuals, corporations and estates. Moreover, the rules relating to REITs are constantly under review by the IRS and the U.S. Treasury Department, which may result in new or significant changes to existing Treasury Regulations, statutes or interpretations thereof.

In addition to the statutory changes enacted by the Tax Cuts and Jobs Act referenced above, the Tax Cuts and Jobs Act generally reduced the U.S. federal income tax rate applicable to corporations from 35% to 21% for taxable years beginning after December 31, 2017. As a result, the relative competitive advantage a REIT may enjoy to the extent the REIT is not typically subject to corporate income tax may be dimished. On the other hand, as described above, the Tax Cuts and Jobs Act generally reduced the maximum U.S. federal income tax rate on ordinary REIT dividends received by non-corporate taxpayers from 39.6% to 37.0% and generally permits non-corporate taxpayers to deduct 20% of qualified REIT dividends, resulting in a maximum U.S. federal income tax rate of 29.6% on REIT dividends with respect to such taxpayers. As further described above, the tax law changes enacted by the Tax Cuts and Jobs Act could significantly impact both business and financial results, as well as the tax consequences of an investment in our Class A common stock.

Prospective investors are urged to consult their tax advisors regarding the effect of the Tax Cuts and Jobs Act and any other potential changes to United States federal tax law on an investment in our Class A common stock.

State, Local and Foreign Tax

We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our security holders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time in one or more transactions:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

Our securities may be offered and sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from us, as applicable, or the purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed; and

•	the net proceeds we will receive from such sale.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may also sell securities in one or more of the following transactions:

•

block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

Any dealers or agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and in such event, any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

Stabilization

In connection with any offering of the securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of the Class A common stock, which are listed on the NYSE. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, and Venable LLP as to matters of Maryland law. Certain legal matters relating to our classification as a REIT for federal income tax purposes will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this prospectus by reference from Healthcare Trust of America, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of Healthcare Trust of America, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this prospectus by reference from Healthcare Trust of America Holdings, LP’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statements of revenues in excess of certain expense of (i) Duke Realty Healthcare Initial Closing Assets Portfolio for the year ended December 31, 2016 and (ii) the Duke Realty Healthcare Subsequent and Pending Acquisition Assets Portfolio for the year ended December 31, 2016, appearing in Item 9.01 in the Form 8-K/A of Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP filed with the SEC on August 21, 2017, have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent auditors and upon the authority of said firm as experts in accounting and auditing. The combined statements of revenues in excess of certain expenses were prepared for the purpose of complying with the rules and regulations of the SEC, and are not intended to be a complete presentation of the (i) Duke Realty Healthcare Initial Closing Assets Portfolio and (ii) the Duke Realty Healthcare Subsequent and Pending Acquisition Assets Portfolio revenues and expenses.

$750,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

BMO Capital Markets

BofA Securities

Jefferies

J.P. Morgan

MUFG

November 29, 2019